Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

HUB CYBER SECURITY (ISRAEL) LTD.,

ROVER Merger SUB, Inc.,

AND

Mount Rainier Acquisition Corp.,

DATED AS OF MARCH 23, 2022

i

EXHIBITS

Exhibit A	Form of Subscription Agreement
Exhibit B	Sponsor Support Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Form of Company A&R Warrant Agreement
Exhibit F	Management Incentive Agreement
Exhibit G	Company Put and Call Agreement

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 23, 2022, is entered into by and among Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”), Rover Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”). SPAC, Merger Sub and the Company shall each be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, SPAC is a blank check company established for the purpose of identifying a company to partner with in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination involving the SPAC and one or more businesses or entities;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of the Company that was formed solely for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”);

WHEREAS, subject to the terms and conditions hereof, on the Closing Date, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly owned Subsidiary of the Company, (b) each SPAC Share will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration, (c) each Sponsor Group Share will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration and (d) as set forth in the Company A&R Warrant Agreement, each of the SPAC Warrants will automatically become a Company Warrant and all rights with respect to SPAC Shares underlying the SPAC Warrants will be automatically converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, acting in its capacity as the sole stockholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) authorized the calling of a meeting of the holders of Company Ordinary Shares to vote on the Company Shareholder Proposals;

WHEREAS, concurrently with the execution of this Agreement, the Company and each of the parties (the “Subscribers”) subscribing for Company Ordinary Shares thereunder have entered into certain subscription agreements, dated as of the date hereof (as amended or modified from time to time, collectively, the “Subscription Agreements”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, each Subscriber has agreed to subscribe for and purchase on the Closing Date immediately following the Closing, and the Company has agreed to issue and sell to each such Subscriber on the Closing Date immediately following the Closing, the number of Company Ordinary Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount,” and the equity financing under all Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”) on the terms and subject to the conditions set forth in the applicable Subscription Agreement;

WHEREAS, concurrently with the execution of this Agreement, each member of the Sponsor Group, SPAC and the Company are entering into the letter agreement in substantially the form attached hereto as Exhibit B (the “Sponsor Support Agreement”), pursuant to which, among other things, each member of the Sponsor Group has agreed to vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with the execution of this Agreement, certain Company Shareholders (collectively, the “Supporting Company Shareholders”), are entering into a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will agree to vote in favor of the approval of the Company Shareholder Proposals at the Company Shareholders Meeting on the terms and subject to the conditions set forth in the Transaction Support Agreements;

WHEREAS, pursuant to the Governing Documents of SPAC, SPAC is required to provide an opportunity for its Public Stockholders to have their outstanding SPAC Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of SPAC and the Trust Agreement (the “Offer”);

WHEREAS, prior to the Closing, SPAC and the Sponsor Group will use commercially reasonable efforts to cause certain SPAC Stockholders to enter into non-redemption and support agreements (collectively, the “Non-Redemption and Support Agreements”), pursuant to which, among other things, each such SPAC Stockholder will agree, for the benefit of SPAC, (i) to not exercise its Redemption Rights in respect of (x) the SPAC Shares beneficially owned by it, or (y) any other shares, capital stock or other equity interests, as applicable, of SPAC, which it holds on the date of the Non-Redemption and Support Agreement, (ii) to not, among other things, sell, encumber or otherwise transfer such SPAC Shares or other shares, capital stock, or equity interests, and (iii) to vote in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in the Non-Redemption and Support Agreement;

WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, certain Company Shareholders and the Sponsor Group have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form set forth on Exhibit D to be effective upon the Closing;

WHEREAS, at the Closing, in connection with the Merger, the Company, SPAC and AST will enter into that certain Amended and Restated Warrant Agreement (the “Company A&R Warrant Agreement”), substantially in the form set forth on Exhibit E to be effective upon the Closing;

WHEREAS, concurrently with the execution of this Agreement, the Company and SPAC have entered into that certain Management Incentive Agreement, dated as of the date hereof (as amended or modified from time to time, collectively, the “Management Incentive Agreement”), substantially in the form set forth on Exhibit F, pursuant to which certain members of the Company Management as detailed in the Management Incentive Agreement may receive additional Company Ordinary Shares in the event the Company Ordinary Shares trade above the price set forth therein, subject to approval of the Management Incentive Agreement by a majority of the disinterested Company Shareholders (or as otherwise required under applicable Law), which approval is not a condition to the Closing, to be voted as a separate item on the agenda a shareholders meeting (or any adjourned meeting thereof) and/or written consent of Company Shareholders;

WHEREAS, in connection with the Merger, the Company intends to adopt amended and restated articles of association of the Company to be effective immediately following the Effective Time, subject to receipt of approval by the Company’s Shareholders; and

WHEREAS, for U.S. federal income Tax purposes, it is intended that (i) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) this Agreement constitutes, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and the Company, SPAC and Merger Sub will be parties to the “reorganization” with the meaning of Section 368(b) of the Code (the statements in (i) through (ii) together, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article I.
CERTAIN DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“5% Payee” has the meaning set forth in Section 2.6(b).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided that in no event shall any investment fund or portfolio company controlling or under common control with any member of the Sponsor Group be deemed an Affiliate of the Company or SPAC.

“Aggregate Transaction Proceeds” means an amount equal to (a) the aggregate cash proceeds available for release to SPAC from the Trust Account in connection with the transactions contemplated hereby (after giving effect to all of the SPAC Stockholder Redemptions) plus (b) the PIPE Financing Amount.

“Aggregate Transaction Share Consideration” means an aggregate number of Company Ordinary Shares equal to the quotient of (x) the Equity Value divided by (y) the Company Share Value.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Documents” means the Sponsor Support Agreement, the Subscription Agreements, the Non-Redemption and Support Agreements, the Transaction Support Agreements, the Registration Rights Agreement, the Company A&R Warrant Agreement, the Put and Call Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement and executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, the Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, Sub-chapter 5 of Chapter 9 of Part B of the Israeli Penal Law, 1977, and any other applicable anti-bribery or anti-corruption Laws.

“AST” means American Stock Transfer & Trust Company, LLC.

“Business Combination” means a proposed initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in both New York, New York and Tel Aviv, Israel are open for the general transaction of business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Pub. L. No. 116-136).

“CBA” means any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company A&R Articles of Association” has the meaning set forth in the recitals to this Agreement.

“Company A&R Warrant Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases control of the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any material equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means (a) ALD Ltd. The 2021 Israeli Employee Stock Option Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company or Merger Sub in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers and finders, investment bankers, consultants, or other agents or service providers of any Group Company or Merger Sub, (b) other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company or Merger Sub pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of all fees for registering the Company Securities on the Registration Statement and all fees for the application for listing the Company Securities on Nasdaq, (c) fifty percent (50%) of all filing fees payable by SPAC or Merger Sub to Governmental Entities in connection with the Transactions and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company or Merger Sub pursuant to this Agreement or any Ancillary Document; provided, that if any amounts to be included in the calculation of the Company Expenses which are in a currency other than US dollars, such amounts shall be deemed converted to US dollars at the prevailing official rate of exchange published by the Federal Reserve Bank of New York for the conversion of such currency or currency unit into US dollars (except for the conversion of NIS denominated expenses which shall be deemed converted on the basis of the USD-NIS Representative Rate of Exchange last published) on the fifth Business Day immediately preceding the Closing. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any SPAC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8 (Absence of Changes) and Section 3.18 (Brokers).

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company other than licenses to off-the-shelf Software products.

“Company Management” means the employees of the Company listed in the first column in the chart on Section 1.1(b) of the Company Disclosure Schedules.

“Company Material Adverse Effect” means any change, event, effect or occurrence (an “Effect”) that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets, or financial condition of the Group Companies, taken as a whole or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Group Companies to consummate the Transactions contemplated by this Agreement on the terms and conditions of this Agreement; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse Effect arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States or Israel, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or Israel or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the economic, financial, banking, credit, capital or securities markets generally in the United States or Israel, or changes therein, including changes in interest rates in the United States or Israel and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or accounting requirements or principles required by or IFRS or any official interpretation thereof, (v) any Effect that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto, (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates, guidance, milestones, operating statistics or predictions for any period (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition and may be taken into account in determining whether the Company has committed fraud), (viii) the execution or public announcement of acquisitions to grow the Company’s business and capabilities or the pendency or consummation of such transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto, or (ix) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)) or other outbreaks of diseases or public health events, acts of God or other natural disasters or comparable events in the United States or Israel, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) through (ix) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Effect has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company Parties).

“Company Option” means, as of any determination time, each option to purchase Company Ordinary Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Ordinary Shares” means ordinary shares of no par value of the Company.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by any Group Company.

“Company Parties” means, together, the Company and Merger Sub.

“Company Products” means all Software and other products or services from which any Group Company has derived, within the three (3) years preceding the date hereof, is currently deriving revenue in connection with the sale, license, maintenance or other provision thereof.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned by any Group Company.

“Company Related Party” has the meaning set forth in Section 3.20.

“Company Related Party Transactions” has the meaning set forth in Section 3.20.

“Company Reporting Documents” means all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statement and schedules thereto and all other information incorporated therein and amendments and supplements thereto) timely filed (or furnished to) the ISA or TASE under the ISL or the rules and regulations of the TASE.

“Company Securities” means, collectively, the Company Ordinary Shares and the Company Warrants.

“Company Share Value” means $7.61.

“Company Shareholder Approval” means the affirmative vote of the holders of Company Ordinary Shares satisfying the applicable majority, supermajority or other applicable requirements, represented in person or by proxy at the Company Shareholders Meeting, approving the Company Shareholder Proposals in accordance with the Governing Documents of the Company, the rules and regulations of TASE, and applicable Law.

“Company Shareholder Proposals” means the proposals for (a) the adoption and approval of this Agreement and the Transactions, (b) the increase in the size of the Company Board, (c) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Ordinary Shares, and (d) the adoption of the Company A&R Articles of Association.

“Company Shareholders” means, collectively, the holders of Company Ordinary Shares as of any determination time prior to the Effective Time.

“Company Shareholders Meeting” has the meaning set forth in Section 5.14(b).

“Company Warrants” means warrants to purchase Company Ordinary Shares on the terms set forth in the Company A&R Warrant Agreement.

“Confidentiality Agreement” means, that certain Confidentiality Agreement, dated as of November 25, by and between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, Order, clearance, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, license, franchise, note, bond, mortgage, indenture, guarantee, lease, obligation, undertaking or other commitment or arrangement (whether oral or written) that is legally binding upon a Person or any of his, her or its properties or assets, and any amendments thereto.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,”, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard,” shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19 pandemic, including, the CARES Act.

“Creator” has the meaning set forth in Section 3.13(d).

“D&O Persons” has the meaning set forth in Section 5.15(a).

“Data Security Requirements” means, collectively, all of the following to the extent relating to Processing or otherwise relating to data security, or data security breach notification requirements and applicable to the Group Companies, to the conduct of their businesses, or to any of the IT Assets used for Processing: (a) the Group Companies’ own written public-facing policies and notices; (b) all applicable Laws, rules and regulations in relation to (i) data protection, (ii) privacy, (iii) the interception, recording or monitoring of communications, and (iv) the confidentiality, collection, use, handling, processing, security, protection, transfer or free movement of personal data, personally-identifiable information, electronic data privacy or trans-border data flow including, as applicable, the Health Insurance Portability and Accountability Act of 1996, California Consumer Privacy Act of 2018, Israeli Protection of Privacy Law, 5741-1981 and all regulations promulgated thereto, Israeli Data Privacy Regulations (Data Security) – 2017, any directives issued or otherwise published by the Israeli Privacy Protection Authority from time to time, and the General Data Protection Regulation (GDPR) (EU) 2016/679); (c) industry standards applicable to the industry in which the Group Companies’ businesses operate and by which the Group Companies are legally bound; and (d) terms of any contracts into which the Group Companies have entered or by which they are otherwise legally bound relating to the collection, use, storage, disclosure, or cross-border transfer of Personal Information.

“DGCL” means the Delaware General Corporation Law.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) each severance, gratuity, termination indemnity, incentive or bonus, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, stock purchase, stock option or equity incentive plan, program, policy, Contract or arrangement and (c) each other equity or equity-based, termination, severance, transition, employment, individual independent contractor, fringe benefit, or other compensation or benefit plans, agreements, programs, policies or other arrangements that any Group Company maintains, sponsors, contributes to or is required to contribute to, or under or with respect to which any Group Company has or could reasonably be expected to have any Liability or obligation to provide compensation or benefits to or for the benefit of any of its current or former employees, officers, directors or individual independent contractors, other than any statutory plan, program or arrangement that is required by applicable Law or that is sponsored or maintained by a Governmental Entity, or as required under applicable Law, CBA and/or any extension order, or, if applicable, under Section 14 Arrangement under the Israeli Severance Pay Law – 1963 and the order of the Minister of Labor and Social Affairs as of June 30, 1998.

“Environmental Laws” means all Laws, Orders or binding policy concerning pollution, protection of the environment, natural resources, or human health or safety (to the extent relating to exposure to Hazardous Substances), including the generation, use, treatment, storage, disposal or release of any Hazardous Substance.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means the amount equal to (a) $221,582,000 minus (b) the amounts payable to the SPAC Stockholders pursuant to the SPAC Stockholder Redemptions that result from the Offer.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(b).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies that primarily covers current or former employees, officers, directors or individual consultants located, or that is subject to the Laws of any jurisdiction, outside of the United States.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of an Israeli company are its incorporation certificate and articles of association.

“Governmental Entity” means any United States, Israeli or other foreign or international (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, labor, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private) or (d) the Israel Innovation Authority (previously known as the Office of the Chief Scientist at the Israeli Ministry of Economy), any other body operating under the Israeli Ministry of the Economy or the Israeli Ministry of Finance and/or the ITA, or the Israeli Ministry of Defense.

“Governmental Grant” means any grant, incentive, subsidy, award, loan, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of the Israel Innovation Authority, the Investment Center of the Israeli Ministry of Economy and Industry, the ITA (solely with respect to “ benefit” or “ approved” enterprise status or similar programs), the State of Israel, and any other bi- or multi-national grant program, framework or foundation (including the BIRD foundation) for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries (other than Merger Sub).

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, or has been defined, designated, regulated or listed by any Governmental Entity as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar import under any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon, in each case, to the extent regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage, termination fees or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness, whether or not contingent, for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred and unpaid purchase price of property or assets, raw materials, property or services, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under IFRS, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, including all obligations or unrealized losses of the Group Companies pursuant to hedging or foreign exchange arrangements, (g) any obligations that the Company has elected to defer as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company and applicable rules and regulations thereunder, (h) any unfunded liabilities pursuant to any severance liability, if applicable, (i) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property and proprietary rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) Internet domain names; (d) copyrights and works of authorship, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (e) trade secrets and other intellectual property rights in methodologies, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; and (f) intellectual property rights in or to Software or other technology.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IP Contracts” has the meaning set forth in Section 3.13(c).

“IPO” has the meaning set forth in Section 8.19.

“IRS” means the United States Internal Revenue Service.

“ISA” means the Israeli Securities Authority.

“ISL” means the Securities Law, 5728-1968, of the State of Israel, and the rules and regulations thereunder.

“IT Assets” means any and all computers, Software, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, databases, and all other information technology equipment and all associated documentation, in each case, owned or under the control of any Group Company or used in connection with, or otherwise necessary for, the conduct of the business of any Group Company as currently conducted.

“ITA” means the Israeli Tax Authorities.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Employees” means the individuals listed on Section 1.1(c) of the Company Disclosure Schedules.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, local, foreign (including, for the avoidance of doubt, Israel), national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation (including, for the avoidance of doubt, of ISA and TASE), Order, judgment, injunction, ruling, award, decree, writ or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter. Unless explicitly stated herein, “Law” does not include COVID-19 Measures.

“Leased Real Property” has the meaning set forth in Section 3.19(b).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or other harmful surreptitious code, including code designed to delete, damage, deactivate, disable, harm or otherwise impede in any manner (other than as agreed upon with the other party) the operation of any IT Asset.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Nasdaq” means The Nasdaq Global Market.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Non-Redemption and Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Offer” has the meaning set forth in the recitals to this Agreement.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Entity.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder.

“ordinary course of business” and similar phrases when referring to a Group Company means actions taken by a Group Company that are consistent with the past usual day-to-day customs and practices of such Group Company in the ordinary course of operations of the business (excluding any COVID-19 Measures).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Payee” has the meaning set forth in Section 2.6(b).

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means the Aggregate Transaction Share Consideration divided by the number of issued and outstanding SPAC Shares immediately prior to the Effective Time, after taking into account SPAC Stockholder Redemptions.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with IFRS, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate Proceedings and are disclosed in the Financial Statements and for which sufficient reserves have been established in accordance with IFRS, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, and (f) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or Governmental Entity.

“Personal Information” means any data or information in any media that identifies a particular individual and any other data or information that constitutes personal data or personal information under any applicable Law, and includes an individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Governmental Entity-issued identifier (including state identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), and, to the extent such information could be used to identify a particular individual, cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, inquiry, examination, claim, complaint, charge, grievance, legal proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity (other than office actions and similar proceedings in connection with the prosecution of applications for registration or issuance of Intellectual Property Rights).

“Processing” means any operation or set of operations which is performed on Personal Information or on sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Proxy Statement” has the meaning set forth in Section 5.7.

“Public Software” means any Software application that is licensed pursuant to (a) a license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL) or any open source, copyleft or similar licensing and distribution models; or (b) contains, includes or incorporates, or is derived in any manner (in whole or in part) from any Software that is distributed as “free” Software or “open source” Software by the Open Source Foundation or the Free Software Foundation or other similar licensing and distribution models, in each case of (a) or (b), whether or not source code is available or included in such license, and including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed or disclosed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 8.19.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases, sub-leases or otherwise occupies any real property.

“Redemption Rights” means the redemption rights provided for in Section 6.E of the SPAC Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other issuance, filed with, or recorded by any Governmental Entity or other legal authority, including issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending Copyright applications, and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement” has the meaning set forth in Section 5.7.

“Registration Statement / Proxy Statement” has the meaning set forth in Section 5.7.

“Released Claims” has the meaning set forth in Section 8.19.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, the United Kingdom, or the State of Israel; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state of Her Majesty’s Treasury of the United Kingdom, or the State of Israel.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, comments, menus, buttons and icons, files, data, scripts, application programming interfaces, architecture, algorithms related to any of the foregoing; (d) all documentation, including user manuals, design notes, programmers’ notes, and other training documentation, related to any of the foregoing and all media and other tangible property necessary for the delivery or transfer of any of the foregoing; and (e) any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases, and previous releases of any of the foregoing.

“SPAC Acquisition Proposal” means (a) any transaction or series of related transactions under which SPAC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases, or is acquired by or otherwise purchased by, any other Person(s), (ii) engages in a Business Combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (b) any equity, debt or similar investment in SPAC or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a SPAC Acquisition Proposal.

“SPAC Benefit Plans” has the meaning set forth in Section 4.19.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.8.

“SPAC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the SPAC filed with the Secretary of State of the State of Delaware on October 4, 2021.

“SPAC Change in Recommendation” has the meaning set forth in Section 5.8.

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.

“SPAC Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with (a) SPAC’s initial public offering to the extent such fees were deferred and remain outstanding as of such determination time, and (b) the negotiation, preparation or execution of a Business Combination, including this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of SPAC, (b) fifty percent (50%) of all fees for registering the Company Securities on the Registration Statement / Proxy Statement, (c) fifty percent (50%) of all filing fees payable to Governmental Entities in connection with the Transactions and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, SPAC Expenses shall not include any Company Expenses.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of SPAC) and Section 4.18 (Absence of Changes).

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Expenses.

“SPAC Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of SPAC; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur: any adverse Effect arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States or Israel, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United states or Israel or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the economic, banking, credit, capital or securities markets generally in the United States or Israel, or changes therein, including changes in interest rates in the United States or Israel and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or accounting requirements or principles required by or GAAP or any official interpretation thereof, (v) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of SPAC with employees, investors, contractors, lenders, partners or other third-parties related thereto (provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)) or other outbreaks of diseases or public health events, acts of God or other natural disasters or comparable events in the United States or Israel, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (iv) or (vi) may be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Effect has a disproportionate adverse effect on SPAC, taken as a whole, relative to other participants operating in the industries or markets in which SPAC operates.

“SPAC Non-Party Affiliates” means, collectively, each SPAC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any SPAC Related Party (other than, for the avoidance of doubt, SPAC).

“SPAC Prospectus” has the meaning set forth in Section 8.19.

“SPAC Related Party” has the meaning set forth in Section 4.10.

“SPAC Related Party Transactions” has the meaning set forth in Section 4.10.

“SPAC SEC Reports” has the meaning set forth in Section 4.7.

“SPAC Share” means a share of common stock of SPAC, par value $0.0001 per share.

“SPAC Stockholder Approval” means approval of the Transaction Proposals by the affirmative vote of the holders of the requisite number of SPAC Shares and Sponsor Group Shares entitled to vote thereon, whether in person or by proxy at the SPAC Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of SPAC, the rules and regulations of Nasdaq, and applicable Law.

“SPAC Stockholder Redemption” means the right of the holders of SPAC Shares to redeem all or a portion of their SPAC Shares (in connection with the Transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of SPAC and the Trust Agreement.

“SPAC Stockholders” means, collectively, holders of SPAC Shares, Sponsor Group and holders of SPAC Warrants.

“SPAC Stockholders Meeting” has the meaning set forth in Section 5.8.

“SPAC Unit” means a unit of SPAC, consisting of (a) one (1) SPAC Share and (b) one (1) SPAC Warrant.

“SPAC Warrants” means a warrant entitling the holder to purchase three-fourths (3/4) of a SPAC Share per warrant at a price of $11.50 per whole share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by Sponsor Group).

“Sponsor” means DC Rainier SPV LLC.

“Sponsor Group” means the Sponsor, A.G.P. Alliance Global Partners and the directors and officers of the SPAC who initially purchased shares of common stock of the SPAC.

“Sponsor Group Share” means a SPAC Share beneficially owned or owned of record by Sponsor Group or its Affiliates.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Standard Inbound License” means any Contract for third party Intellectual Property Rights licensed on a non-exclusive basis to a Group Company that is generally, commercially available Software and (a) has not been modified or customized for and at the request of a Group Company, and (b) is licensed for a one-time or annual fee under $100,000.

“Subscribers” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“TASE” means the Tel Aviv Stock Exchange.

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, national insurance (‘bituach leumi’), national health insurance (‘bituach briyut’), unemployment, payroll, wage, employment, inflation linkage (‘hefreshei hatzmada’), severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Trade Control Laws” means any applicable Law related to (a) trade, import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq., the Israeli Control of Products and Services Order (Engagement in Encryption), 1974, the Israeli Control of Products and Services Order (Export of Security Equipment and Security Information), 1991, the Israeli Defense Export Control Order (Combat Equipment), 2008, the Israeli Defense Export Control Law, 2007, and Israeli Ministry of Economy List of Source Items and Dual Use Items, and all other export control laws, regulations and/or directives administered by the Israeli Ministry of Defense, including the Israeli Trading With the Enemy Ordinance, 1939 or (b) anti-boycott measures.

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Trust Account” has the meaning set forth in Section 8.19.

“Trust Agreement” has the meaning set forth in Section 4.8(a).

“Trustee” has the meaning set forth in Section 4.8(a).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Expenses” means the SPAC Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Liabilities” means the SPAC Liabilities as of immediately prior to the Closing.

“Valid Certificate” means, in respect of a payor, a valid certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Company and the Exchange Agent: (a) exempting such payor from the duty to withhold Israeli Taxes with respect to the applicable payment, (b) determining the applicable rate of Israeli Taxes to be withheld from the applicable payment or (c) providing any other instructions regarding the payment or withholding with respect to the applicable payment.

“VAT” has the meaning set forth in Section 3.17(f).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.

“Warrant Agreement” means the Warrant Agreement, dated as of October 4, 2021, by and between SPAC and AST.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

“Withholding Drop Date” has the meaning set forth in Section 2.6(b).

“Withholding Ruling” has the meaning set forth in Section 2.6(b).

Article II.
MERGER

Section 2.1            The Merger.

(a)               On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall merge with and into SPAC (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and SPAC shall continue as the surviving company of the Merger (the “Surviving Company”).

(b)               At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and SPAC (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)               At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

(d)               If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and SPAC, the officers and directors of the Merger Sub and SPAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(e)               At the Effective Time, the Governing Documents of the Surviving Company shall be amended and restated to be in the form of the Governing Documents of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(f)                At the Effective Time, subject to obtaining the Company Shareholder Approval, the articles of association of the Company shall be amended and restated in their entirety to be in the form of the Company A&R Articles of Association, until thereafter changed or amended as provided therein or by applicable Law, and the Company A&R Articles of Association shall be filed with the Israel Companies Register.

(g)               At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. At the Effective Time, the Company Board include one member (1) initially designated by the Sponsor Group (the “Sponsor Group Designee”). The Sponsor Group Designee shall qualify as “independent” in accordance with Nasdaq requirements.

Section 2.2            Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the securities of SPAC, holders of the securities of the Company or holders of the securities of Merger Sub:

(a)               Each SPAC Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) SPAC Share and one (1) SPAC Warrant that will entitle the holder thereof to purchase three-fourths (3/4) of a SPAC Share, which underlying securities shall be converted in accordance with the applicable terms of this Section 2.2.

(b)               Each SPAC Share issued and outstanding immediately prior to the Effective Time shall be converted automatically into the Per Share Consideration, following which all SPAC Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. The holders of SPAC Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(c)               Each Sponsor Group Share issued and outstanding immediately prior to the Effective Time shall be automatically converted into the Per Share Consideration, following which all Sponsor Group Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. Sponsor Group shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(d)               All rights with respect to SPAC Shares underlying SPAC Warrants shall be converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company. Accordingly, from and after the Effective Time: (i) each SPAC Warrant assumed by the Company may be exercised solely for Company Ordinary Shares; (ii) the number of Company Ordinary Shares subject to each SPAC Warrant assumed by the Company shall be determined by multiplying (x) the number of SPAC Shares that were subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration, and rounding the resulting number down to the nearest whole number of Company Ordinary Shares; (iii) the per share exercise price for the Company Ordinary Shares issuable upon exercise of each SPAC Warrant assumed by the Company shall be determined by dividing (x) the exercise price per SPAC Share subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration; and (iv) any restriction on the exercise of any SPAC Warrant assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Warrant shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a SPAC Warrant, such SPAC Warrant assumed by the Company in accordance with this Section 2.2(d) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Company Ordinary Shares subsequent to the Effective Time; and (B) the Company Board or a committee thereof shall succeed the authority and responsibility, if any, of the SPAC Board or any committee thereof with respect to each SPAC Warrant assumed by the Company.

(e)               Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.

Section 2.3            No Fractional Company Ordinary Shares. No certificates for Company Ordinary Shares representing fractional Company Ordinary Shares or book entry credit of the same will be issued upon the conversion of SPAC Shares or Sponsor Group Shares, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Company Ordinary Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Company Ordinary Share, all fractions of Company Ordinary Shares that otherwise would be issued hereunder shall be aggregated and the resulting fraction of a Company Ordinary Share will be rounded up to a whole Company Ordinary Share.

Section 2.4            Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as SPAC and the Company may agree in writing.

Section 2.5            Deliverables.

(a)               As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, SPAC and the Company shall appoint AST (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) exchanging each SPAC Share and Sponsor Group Share on the stock transfer books of SPAC immediately prior to the Effective Time for the Per Share Consideration issuable in respect of such SPAC Shares or Sponsor Group Shares, as applicable, pursuant to Section 2.2(b) and Section 2.2(c) (after giving effect to any required Tax withholding as provided under Section 2.6) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each SPAC Warrant on the stock transfer books of SPAC immediately prior to the Effective Time for the Company Warrants issuable in respect of such SPAC Warrants pursuant to Section 2.2(d) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that AST is unable or unwilling to serve as the Exchange Agent, then SPAC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), SPAC and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b)               At the Effective Time, the Company shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Shares, Sponsor Group Shares and SPAC Warrants, and for exchange in accordance with this Section 2.5 through the Exchange Agent, (i) evidence of Company Ordinary Shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) in exchange for the SPAC Shares and Sponsor Group Shares outstanding immediately prior to the Effective Time and (ii) evidence of Company Warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(d) in exchange for the SPAC Warrants, in each case after giving effect to any required Tax withholding as provided under Section 2.6. All (i) shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) deposited with the Exchange Agent and (ii) warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(d) deposited with the Exchange Agent shall be collectively referred to in this Agreement as the “Exchange Fund”.

(c)               Each SPAC Stockholder whose SPAC Shares have been converted into the right to receive the Per Share Consideration pursuant to Section 2.2(b) shall be entitled to receive the Per Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(f).

(d)               Each SPAC Stockholder whose Sponsor Group Shares have been converted into the right to receive Per Share Consideration pursuant to Section 2.2(d) shall be entitled to receive the Per Share Consideration to which it is entitled on the date provided in Section 2.5(f).

(e)               Each SPAC Stockholder and each member of the Sponsor Group whose SPAC Warrants have been converted into the right to receive Company Warrants pursuant to Section 2.2(d) shall be entitled to receive Company Warrants to which he, she or it is entitled on the date provided in Section 2.5(f).

(f)                The Company and SPAC shall take all necessary actions to cause the Per Share Consideration and the Company Warrants to be issued in book-entry form within three (3) Business Days after the Effective Time.

(g)               If the Per Share Consideration is to be issued to a Person other than the SPAC Stockholder or member of the Sponsor Group in whose name the transferred SPAC Share or Sponsor Group Share in book-entry form is registered, it shall be a condition to the issuance of the Per Share Consideration that (i) such SPAC Share or Sponsor Group Share, as applicable, in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share or Sponsor Group Share, as applicable, in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(h)               If the Company Warrants to be issued to a Person other than the SPAC Stockholder or member of the Sponsor Group in whose name the transferred SPAC Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) such SPAC Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(i)                 No interest will be paid or accrued on the Aggregate Transaction Share Consideration or the Company Warrants to be issued pursuant to this Article II (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each SPAC Share and Sponsor Group Share shall solely represent the right to receive the Per Share Consideration to which such SPAC Share or Sponsor Group Share, as applicable, is entitled to receive pursuant to Section 2.2(b) or Section 2.2(c), as applicable, and each SPAC Warrant shall solely represent the right to receive the Company Warrants to which such SPAC Warrant is entitled to receive pursuant to Section 2.2(d).

(j)                 At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Shares, Sponsor Group Shares or SPAC Warrants that were outstanding immediately prior to the Effective Time.

(k)               Any portion of the Exchange Fund that remains unclaimed by the SPAC Stockholders twelve (12) months following the Closing Date shall be delivered to the Company or as otherwise instructed by the Company, and any SPAC Stockholder who has not exchanged his, her or its SPAC Shares, Sponsor Group Shares or SPAC Warrants, as applicable, for the Per Share Consideration or the Company Warrants, as applicable, in accordance with this Section 2.5 prior to that time shall thereafter look only to the Company for the issuance of the Per Share Consideration or the Company Warrants, as applicable, without any interest thereon. None of the Company, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any Aggregate Transaction Share Consideration or Company Warrants remaining unclaimed by the SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6            Withholding(a).

(a)               Each of SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Each of the SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall use its commercially reasonable efforts to provide notice of any deduction or withholding that it intends to make (or cause to be made) from any amount payable to Sponsor pursuant to this Agreement prior to the date of the relevant payment (provided, however, that the notice requirement shall not apply to any withholding required under applicable Law for compensatory amounts or as a result of a failure to deliver the certificates described in Section 6.3(i)). SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall use their commercially reasonable efforts to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

(b)               With respect to Israeli Taxes, the Company has filed with the ITA an application for a ruling, requesting (i) the exemption of each Payor and its respective agents from any obligation to withhold Israeli Tax from any consideration payable, issued or otherwise deliverable to the holders of SPAC Shares and SPAC Warrants (each, a “Payee”) pursuant to this Agreement or clarifying that no such obligation exists, or (ii) instructing the Payor and its agents as to the amount and from of such withholding Tax to be withheld from such consideration (the “Withholding Ruling”). If the Withholding Ruling is obtained by the Closing Date, then the Payor shall comply with the provisions of the Withholding Ruling; provided, however, that if the Withholding Ruling is not obtained for any reason whatsoever prior to the Closing Date, the Closing will not be delayed, postponed or otherwise effected. Each Payor shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable or issued pursuant to this Agreement to a Payee who holds five percent (5%) or more in the SPAC share capital (on an issued and fully diluted basis) immediately after to the Closing (each, a “5% Payee”). Unless otherwise required by a written demand by the ITA, no deduction or withholding shall be made in respect of Payees holding less than five percent (5%) in the SPAC share capital (on an issued and fully diluted basis). The consideration payable or issued to each 5% Payee shall be retained by the Exchange Agent for the benefit of each such 5% Payee for a period of up to 180 days from the Closing Date (which may be extended as the parties agree in good faith) or as otherwise requested by the ITA (the “Withholding Drop Date”) (during which time (i) no Payor shall make any payments to any 5% Payee or withhold any amounts for Israeli Taxes from the payments deliverable pursuant to this Agreement, except as provided below and during which time each 5% Payee may obtain a Valid Certificate and (ii) a Payee may order the Exchange Agent to sell such Payee’s retained Company Ordinary Shares and Company Warrants, or a portion thereof). If a 5% Payee delivers, no later than three (3) Business Days prior to the Withholding Drop Date, a Valid Certificate to the Payor, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Certificate, and the balance of the consideration that is not withheld shall be transferred to such 5% Payee concurrently therewith subject to any non-Israeli withholding which is applicable to the payment (if any). If any 5% Payee (i) fails to provide the Payor with a Valid Certificate at least three (3) Business Days prior to the Withholding Drop Date, or (ii) submits a written request to the Exchange Agent to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Certificate at or before such time, then the amount to be withheld from such Payee’s portion of the consideration shall be calculated according to the applicable withholding rate in accordance with applicable Laws.

(c)               To the extent that the Exchange Agent is obliged to withhold Israeli Taxes, the Payee shall provide the Exchange Agent with the amount due with regards to such Israeli Taxes prior to the release of the consideration to the Payee. In the event that the Payee fails to provide the Exchange Agent with the full amount necessary to satisfy such Israeli Taxes no later than three (3) Business Days before the Withholding Drop Date, the Exchange Agent shall be entitled to sell the Payee’s retained Company Ordinary Shares and Company Warrants to the extent necessary to satisfy the full amount due with regards to such Israeli Taxes.

(d)               Any withholding made in NIS with respect to payments made hereunder in dollars shall be calculated based on a dollars-to-NIS exchange rate known on the date of the actual payment.

(e)               Each Payee hereby shall be deemed, by virtue of the Merger, to have waived, released and absolutely and forever discharged the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the Company Ordinary Shares and Company Warrants otherwise deliverable to such Payee in compliance with the withholding requirements under this Section 2.6. To the extent that the Exchange Agent is unable, for whatever reason, to sell the applicable portion of Company Ordinary Shares and the Company Warrants required to finance applicable deduction or withholding requirements, then the Exchange Agent shall be entitled to hold all of the Company Ordinary Shares and Company Warrants otherwise deliverable to the applicable Payee until the earlier of: (i) the receipt of a Valid Certificate fully exempting the Exchange Agent from Tax withholding or receipt of cash amount equal to the Tax that should be withheld by the Exchange Agent; or (ii) such time when the Exchange Agent is able to sell the portion of such Company Ordinary Shares and Company Warrants otherwise deliverable to such Payee that is required to enable the Exchange Agent to comply with such applicable deduction or withholding requirements. Any costs or expenses incurred by the Exchange Agent in connection with such sale shall be borne by, and deducted from the payment to, the applicable Payee.

Section 2.7            Registration Rights Agreement. Each member of the Sponsor Group has entered into the Sponsor Support Agreement with the Company, pursuant to which each member of the Sponsor Group has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Company Ordinary Shares held by them for a period of nine (9) months after the Closing Date. The Company has entered into the Registration Rights Agreement with certain Company Shareholders and the Sponsor Group, pursuant to which, among other things, the Company will agree to register for resale under the Securities Act (i) the Company Ordinary Shares and Company Warrants issued or issuable to the Sponsor Group pursuant to this Agreement (including the Company Ordinary Shares underlying the Company Warrants), (ii) the Company Ordinary Shares issued pursuant to the Subscription Agreements and (iii) the Company Ordinary Shares held by certain Company Shareholders.

Section 2.8            Adjustments. The Per Share Consideration and other dependent items shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, including a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Ordinary Shares outstanding after the date hereof and prior to the Effective Time, so as to provide the holders of SPAC Shares, Sponsor Group Shares and SPAC Warrants and the recipients of the Per Share Consideration with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Per Share Consideration and other dependent items.

Article III.
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES AND MERGER SUB

Except as disclosed in (i) the Company Reporting Documents filed with the ISA by the Company on or after January 1, 2019 and prior to the date of this Agreement (but in each case excluding any risk factor disclosure contained in a “risk factors” section (other than any factual information contained therein) or in any “forward-looking statements” legend or other similar disclosures included therein to the extent they are similarly predictive or forward-looking in nature), to the extent publicly available on the ISA’s Internet-based “MAGNA” system and the TASE website or (ii) in the Company Disclosure Schedules, the Company and Merger Sub, jointly and severally, hereby represent and warrant to SPAC as follows:

Section 3.1            Organization and Qualification.

(a)               Each Group Company and Merger Sub is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company and Merger Sub. Each Group Company and Merger Sub has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its material properties and to carry on its businesses as presently conducted in all material respects.

(b)               True, correct and complete copies of the Governing Documents of each Group Company and Merger Sub have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Group Company and Merger Sub are in full force and effect, and no Group Company or Merger Sub is in breach or violation in any material respect of any provision set forth in its Governing Documents. A correct and complete list of the directors or managers (as applicable) and officers of each Group Company is set forth on Section 3.1(b) of the Company Disclosure Schedules.

(c)               Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction set forth on Section 3.1(c) of the Company Disclosure Schedules in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except, in each case, where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(d)               The Company has no direct or indirect Subsidiaries other than those listed on Section 3.1(d) of the Company Disclosure Schedules. Except as set forth on Section 3.1(d) of the Company Disclosure Schedules, the Company owns all of the outstanding Equity Securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and, except with respect to the Subsidiaries or as provided by this Agreement, the Company does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make any future investment in or capital contribution to any other entity.

(e)               Merger Sub was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and prior to the Effective Time, except as expressly contemplated by this Agreement, will have no, assets, liabilities or obligations other than those incident to its formation.

Section 3.2            Capitalization of the Group Companies.

(a)               Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities (other than Options, which are covered by Section 3.11(i) of the Company Disclosure Schedules) of the Company issued and outstanding and the ownership thereof, including the name of each record holder of such Equity Security of the Company and number of Equity Securities held by each such holder. All of the issued and outstanding Equity Securities of the Company have been duly authorized and validly issued. All of the issued and outstanding Company Ordinary Shares are fully paid and non-assessable. The issuance of Company Ordinary Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid and non-assessable. The Equity Securities of the Company (i) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Company) and were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (iii) have been offered, sold and issued in compliance in all material respects with applicable Law, including Securities Laws. Except for the Company Equity Awards set forth on Section 3.2(a) or Section 3.11(i) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding options, restricted stock, phantom stock, stock or equity appreciation rights, equity ownership interests or other equity, equity-based or similar rights in the Company, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)               The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or Permitted Liens). Except for the Governing Documents of the Company, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c)               Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the holders of such Equity Securities. Except as set forth on Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies owns or controls and has never owned or controlled, directly or indirectly, any Equity Securities in any, or has or has had any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any, Person. Other than as set forth on Section 3.2(c) of the Company Disclosure Schedules, there are no outstanding (i) stock or equity appreciation, phantom equity, or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. Except for their respective Governing Documents, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.

Section 3.3            Authority.

(a)               Each of the Company Parties has the requisite corporate, limited liability or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the Company Shareholder Approval, the execution, delivery and performance of this Agreement and the Ancillary Documents to which any Company Party is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company (or other similar) action on the part of the applicable Company Party. Except for the Company Shareholder Approval, no other corporate or equivalent Proceeding on the part of any Company Party is necessary to authorize this Agreement or the Ancillary Documents and any Company Party’s performance hereunder or thereunder. This Agreement has been and each Ancillary Document to which either Company Party is or will be a party has been or will be, upon execution and delivery thereof, as applicable, duly and validly executed and delivered by the applicable Company Party, and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding obligation of the applicable Company Party (assuming that this Agreement and the Ancillary Documents to which either Company Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the applicable Company Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b)               At a meeting duly called and held, the Company Board has: (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company Shareholders, (ii) approved the Transactions, and (iii) resolved to recommend to the Company Shareholders each of the matters set forth in the Company Shareholder Proposals.

Section 3.4            Financial Statements; Undisclosed Liabilities.

(a)               The Company has made available to SPAC an accurate, true and complete copy of (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended and (ii) the unaudited consolidated balance sheets of the Group Companies as of June 30, 2020 and June 30, 2021 (the “Latest Balance Sheet”) and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for the six (6)-month period then ended (clauses (i) and (ii), collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes thereto) throughout the periods indicated, (B) is based upon and consistent with information contained in the books and records of the Company (which books and records are in turn accurate, correct and complete) and (C) fairly presents in all material respects the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes).

(b)               Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of Contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, and (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, none of the Group Companies nor Merger Sub has any Liabilities of the type required to be set forth on a balance sheet in accordance with IFRS.

(c)               The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)               Except as set forth on Section 3.4(d) of the Company Disclosure Schedules, no Group Company has received any written complaint, or, to the knowledge of the Company, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(e)               The Group Companies have not entered into any material off-balance sheet transactions.

(f)                The financial projections delivered by the Company to SPAC were prepared in good faith by the Company’s management based on their reasonable estimates and assumptions with respect to the expected future financial performance of the Company at the time the projections were prepared and, as of the date of this Agreement, reflect the Company management’s reasonable estimates and assumptions with respect to the expected future financial performance of the Company.

(g)                     Except as set forth on Section 3.4(g) of the Company Disclosure Schedules, the Company has no engagements with financial institutions of any kind, including, but not limited to, bonds, credit agreement, loan agreements and other arrangements, or warranties, Liens, liabilities and guarantees of any kind, which were given in connection with such engagements.

Section 3.5            Consents and Requisite Governmental Approvals; No Violations.

(a)               Except as set forth on Section 3.5(a) of the Company Disclosure Schedules, no Consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of either Company Party with respect to the applicable Company Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the applicable Company Party is or will be party or the consummation of the transactions contemplated by this agreement, except for (i) compliance with and filings and Consents under the HSR Act, if any, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger, (v) applicable requirements of and filings under the ISL or any other similar Laws, (vi) compliance and filings with the TASE, the ISA, the Israeli Tax Authority, and the Israel Companies Registrar, (vii) the Company Shareholder Approval, which shall have been secured on or prior to the Effective Time, and (viii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be excepted to have a Company Material Adverse Effect.

(b)               Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 3.5(a), neither the execution, delivery or performance by either Company Party of this Agreement nor the Ancillary Documents to which the applicable Company Party is or will be a party nor the consummation of Transactions will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of any Company Party’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law (and for the avoidance of doubt, is made under and in compliance with the Israeli Securities Law – 5728 1968) to which any Group Company or Merger Sub or any of their respective properties or assets are bound, (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of any Group Company or Merger Sub, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of either Company Party to consummate the Transactions, or (v) result in the triggering, acceleration or increase of payment to any Person or accelerated vesting of any Company Option.

Section 3.6            Permits. Each of the Group Companies has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of violation, modification, suspension, revocation, cancellation or termination of any Material Permit (or proposed revocation, cancellation or termination) has been received by any of the Group Companies, and (iii) all applications required for the renewal of each such Material Permit have been duly filed on a timely basis with the appropriate Governmental Entity.

Section 3.7            Material Contracts; No Defaults.

(a)               Section 3.7(a) of the Company Disclosure Schedules sets forth a list of all Contracts (whether written or oral): (i) for the sale of Company Products or services or for the purchase of products or services of at least $1,000,000 per year or $2,000,000 in the aggregate, (ii) that purports to limit either the type of business in which a Group Company may engage, the geographic area in which they may engage in business or the ability to sell or purchase from any Person, (iii) containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of a Group Company other than in the ordinary course of business, (iv) under which a Group Company has permitted any material asset to become subject to a Lien (including Permitted Liens) other than in the ordinary course of business and/or any Liens imposed on the Company’s assets, (v) that evidences Indebtedness, whether incurred, assumed, guaranteed, or secured by any asset of a Group Company having an outstanding principal amount in excess of $1,000,000, (vi) involving the acquisition or disposition, directly or indirectly, by merger or otherwise, of assets with an aggregate value in excess of $1,000,000 (other than data assets acquired in the ordinary course of business), or the shares or Equity Securities of any other Person, (vii) any CBA; (viii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement, (ix) any Contract that is for the employment or engagement of any directors, employees or individual independent contractors at annual base compensation in excess of $700,000, (x) agreement under which it is lessee of or holds or operates any personal property owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $200,000, (xi) agreement pursuant to which the Company is granted a lease in, a sublease in, or the right to use or occupy any land or building, (xii) agreement under which it is lessor of or permits any third party to hold or operate any personal property owned or controlled by it, or (xiii) that are a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to the Group Companies as a whole (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with the IP Contracts required to be set forth on Section 3.13(c) of the Company Disclosure Schedules and each of the Contracts entered into after the date of this Agreement or prior to the Closing in accordance with this Agreement that would be required to be set forth on Section 3.7(a) or Section 3.13(c) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”).

(b)               Except as set forth on Section 3.7(b) of the Company Disclosure Schedules, (i) each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would become a material breach or default under any Material Contract, and (iii) the applicable Group Company has not received written notice from any other party to any such Material Contract that such party intends to terminate or not renew any such Material Contract.

(c)               Except as set forth in Section 3.7(c) of the Company Disclosure Schedules, all Material Contracts are being performed without any party thereto relying on any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or COVID-19 Measures.

(d)               None of the Group Companies has ever been suspended or disbarred from bidding on Contracts or subcontracts for or with any Governmental Entity (“Government Contracts”) and no suspension or debarment actions have been commenced or, to the knowledge of the Company, threatened against any of the Group Companies or any of such Group Company's directors, officers or employees. None of the Group Companies has received any written notice that they are being audited or investigated by any Governmental Entity with respect to any Government Contracts. Each of the Group Companies has, to the knowledge of the Company, conducted their operations in compliance in all material respects with the requirements of all applicable Laws and regulations pertaining to all Government Contracts and bids for Government Contracts. The Group Companies do not have in effect, nor are they required to have in effect, any security clearances in connection with the operation of their business, except for any security clearances, the loss of which would not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8            Absence of Changes. From the date of the Latest Balance Sheet through the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions and for changes resulting from or related to COVID-19 or COVID-19 Measures, (i) the Company has conducted its business in the ordinary course of business in all material respects and (ii) no Group Company has taken any action that (A) would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(iv), Section 5.1(b)(vii), Section 5.1(b)(x), Section 5.1(b)(xiii) or Section 5.1(b)(xiv) or (B) is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9            Litigation. There is no Proceeding pending or, to the Company’s knowledge, threatened against or affecting any Group Company or Merger Sub or either of their assets or properties, including any condemnation or similar Proceedings, or against any of the Company’s officers, directors or employees (in their capacities as officers, directors or employees of the Company), that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Group Companies, nor Merger Sub nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company or Merger Sub pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon Company or Merger Sub which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.10        Compliance with Applicable Law. Each Group Company and Merger Sub (a) conducts (and since January 1, 2019, has conducted) its business in accordance with applicable Laws and Orders and is not in violation of any such Law or Order, and (b) to the knowledge of the Company, has not received any written communications from a Governmental Entity that alleges that such Group Company or Merger Sub is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has adhered, in all material respects, with any reporting or any other obligation vis-à-vis the Israel Innovation Authority (previously known as the Office of the Chief Scientist at the Israeli Ministry of Economy) and to its knowledge, it has not breached any obligations it may have vis-à-vis the Israel Innovation Authority, inter-alia, pursuant to the Israeli Encouragement for Industrial R&D Law 1984.

Section 3.11        Employee Plans.

(a)               Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans. With respect to each material Employee Benefit Plan, the Group Companies have provided SPAC with true and complete copies of (as applicable): (i) all current plan documents pursuant to which the plan is maintained and funded (including any trust agreement, insurance contract or other funding instrument); (ii) the most recent IRS determination or opinion letter (or, for Foreign Benefit Plans, any similar determination by an applicable Governmental Entity); (iii) the most recent summary plan description distributed to participants; (iv) the nondiscrimination and compliance testing results for the three most recent plan years; and (v) all non-ordinary course communications between the Company and any Governmental Entity sent or received in the last three years.

(b)               No Group Company has any Liabilities to provide any retiree or post-employment health or life insurance or other welfare-type benefits to any Person.

(c)               There are no material pending claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). With respect to each Employee Benefit Plan, all material contributions, distributions, reimbursements and premium payments that are due have been timely made, or if not yet due, have been properly accrued in accordance with IFRS. Each Employee Benefit Plan has been established, funded, administered and maintained, in form and in operation, in all material respects in compliance with its terms and all applicable Laws.

(d)               Neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or in combination with any other event(s)) will (i) result in any material payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any employee, officer, director or individual independent contractor or consultant of any of the Group Companies (whether current or former), or (ii) require a contribution or payment by any of the Group Companies to any Employee Benefit Plan.

(e)               No amount that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any employee, officer, director, individual independent contractor or other service provider of any of the Group Companies under any Employee Benefit Plan as a result of the consummation of the Transactions would reasonably be expected, separately or in the aggregate, to result in the payment of any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(f)                No Group Company has any current or contingent obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.

(g)               Each Foreign Benefit Plan that is required to be registered or intended to be Tax exempt or receive favorable Tax treatment has been registered (and, where applicable, accepted for registration) and satisfies all applicable qualification requirements and has been maintained in all material respects in good standing, to the extent applicable, with each Governmental Entity. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or accrued in accordance with IFRS.

(h)               Except as set forth on Section 3.11(h) of the Company Disclosure Schedules, (i) all employees and (ii) service providers who have access to confidential information of the Group Companies have signed engagement agreements or service agreements that contain confidentiality covenants and (x) all employees and (y) service providers who have been involved in the development of Company Owned Intellectual Property have signed engagement agreements or service agreements that contain confidentiality and inventions assignment covenants in substantially the form delivered or made available to SPAC and the Company has no knowledge of any breach of a confidentiality, non-competition and non-solicitation, invention assignment covenants by any current or former employee of the Group Companies with such assignment agreements conveying and assigning to the respective Group Company effectively assigning ownership of all material Intellectual Property Rights developed by such individual or entity in the context of his or her engagement by the Company, and has expressly and irrevocably waived any and all moral rights and any right to receive compensation in connection therewith (in case of Israeli employees, including without limitation, any right of royalties in connection with “Service Inventions” under Section 134 of the Israeli Patent Law of 1967, or any other similar provision under any applicable). To the knowledge of the Company, no current or former employee or consultant of the Group Companies has excluded any works or inventions necessary for the conduct of the respective Group Companies’ business from his/her/its assignment of inventions to the respective Group Company, and to the knowledge of the Group Companies, no current or former employee or consultant of any Group Company is in violation, of such proprietary information and invention assignment agreement. No current or former employee or consultant engaged by the Company who has contributed to the conception and development of Intellectual Property Rights of the Company has asserted in writing or, to the Group Companies’ knowledge, threatened (orally or in writing) any claim against the Company in connection with such Person’s conception and development of any Intellectual Property Rights of the Group Companies.

(i)                 ESOP. The Company has duly adopted the ALD Ltd. The 2021 Israeli Employee Stock Option Plan (the “Equity Incentive Plan”), which constitutes a Foreign Benefit Plan, and a correct and complete copy of the Equity Incentive Plan, as well as a form of all option awards thereunder, have been provided to the Investor. The Equity Incentive Plan is the only equity-based incentive plan currently in effect with respect to the Company. Section 3.11(i) of the Company Disclosure Schedules accurately sets forth all of the issued and outstanding options to acquire share capital of the Company under the Equity Incentive Plan (“Options”) and the number of shares subject to such issued and outstanding Options held by each holder thereof as of the date of this Agreement and the exercise price thereof, the date on which such Option was granted or issued and expiration date, the applicable vesting schedule, and the extent to which such Option is vested and exercisable as of the date hereof. The Options were duly authorized and were not issued in material violation of any applicable Law, the requirements set forth in the Equity Incentive Plan or the preemptive or similar rights of any Person. The Equity Incentive Plan is intended to qualify as a capital gains route plan under Section 102(b)(2) of the Ordinance (in addition to grants under Section 3) (i) and is deemed approved by passage of time without objection by the ITA. All options which have been originally intended or purported to be granted by the Company pursuant to the capital gains route under Section 102(b)(2) of the Ordinance and all shares issued upon exercise of such Options granted under Section 102(b)(2) (collectively, the “102 Options”), have been issued and to Company’s knowledge maintained in compliance in all material respects with the applicable requirements of Section 102 of the Ordinance, and the regulations, rules and guidelines promulgated in writing thereunder. Each grant of Option was duly authorized in all material respects by all necessary corporate action, including, as applicable, approval by the Company Board and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was executed and delivered by each party thereto. Without derogating from the representations and warranties under this Section 3.11(i), all adjustments or amendments that were made, including to the exercise price, exercise period, vesting schedule or any other material term of any Options previously awarded, whether through amendment, cancellation, replacement grant, re-pricing, or any other means in a manner, were made following receipt of any required approvals, inter alia, by the Company Board or Company Shareholders.

Section 3.12        Environmental Matters.

(a)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i)                 None of the Group Companies have received any written notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or a failure to comply with, any Environmental Laws.

(ii)              There is no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to Environmental Laws.

(iii)            There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, or exposure of any Person to, any Hazardous Substances by any Group Company, other than in compliance with Environmental Laws.

(b)               The Group Companies have made available to SPAC copies of all material environmental, health and safety reports that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13        Intellectual Property.

(a)               Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all issued, registered or pending Company Registered Intellectual Property and (ii) all unregistered Marks included as Company Owned Intellectual Property as of the date of this Agreement. The Group Companies solely and exclusively own the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). To the Company’s knowledge, as of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any material Company Registered Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed. All Company Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable, and to the Company’s knowledge, as of the date of this Agreement, there are no Proceedings pending challenging the ownership, validity or enforceability of any Company Owned Intellectual Property, and, to the Company’s knowledge, no such Proceedings are threatened by any Person.

(b)               A Group Company exclusively owns (free and clear of all Liens, except Permitted Liens) all right, title and interest in and to, or has a valid and enforceable right to use, all Intellectual Property Rights used in or necessary for the operation of the Group Companies’ business as presently conducted, except as would not reasonably be expected to be material to the Group Companies, taken as a whole. To the Company’s knowledge, neither the execution, delivery or performance by either Company Party to this Agreement nor the Ancillary Documents to which the applicable Company Party is or will be a party nor the consummation of the Transactions will, directly or indirectly (with or without reasonable due notice or lapse of time or both) result in the loss, termination or impairment of any material Company Owned Intellectual Property or material Company Licensed Intellectual Property.

(c)               Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current Contracts (i) pursuant to which any Group Company licenses, or is otherwise granted a right to use, any material Company Licensed Intellectual Property, other than (A) Standard Inbound Licenses, (B) Public Software licenses, and (C) non-disclosure agreements, (ii) pursuant to which any Group Company is a licensor or otherwise grants to a third party any rights to use any material Intellectual Property Rights (other than Intellectual Property Rights licensed to customers on a non-exclusive basis in the ordinary course of business), (iii) that contemplate development of material Company Owned Intellectual Property (other than agreements with employees, individual consultants or contractors of any Group Company that do not materially differ from the Group Companies’ form therefor that have been made available to SPAC) (clauses (i)-(iii) collectively, the “IP Contracts”); and (iv) (A) that contain an agreement by any Group Company to provide any Person with access to the source code for any Company Product, or (B) pursuant to which an escrow agent agrees to provide for the source code for any Company Product to be put in escrow.

(d)                  Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, to the Company’s knowledge, all Persons including each Group Company’s employees, consultants, and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Owned Intellectual Property (each such person, a “Creator”) have (i) agreed to maintain the confidentiality of the material trade secrets of the applicable Group Companies and (ii) assigned to such Group Company by way of present assignment exclusive ownership of all Intellectual Property Rights authored, invented, created, improved, modified, or developed by such Person on behalf of a Group Company in the course of such Creator’s employment or other engagement with such Group Company.

(e)                  There are no current or, to the Company’s knowledge, threatened, claims from any Creator for compensation or remuneration for inventions invented, copyright works created or any similar claim, including under Israeli Patents Law, 1967.

(f)                Each Group Company has taken reasonable steps to safeguard, protect and maintain the confidentiality and secrecy of any material trade secrets contained in the Company Owned Intellectual Property. To the Company’s knowledge, (i) there has been no unauthorized access to or disclosure of any trade secrets owned by a Group Company, (ii) except as would not reasonably be expected to be material to the Group Companies, taken as a whole, none of the confidential Company Owned Intellectual Property has been disclosed by Group Company to any third party except pursuant to appropriate non-disclosure or license agreements governing the use thereof, and (iii) no officer, employee, contractor, consultant or agent of any Group Company has misappropriated any trade secrets or other confidential information of any other third party in the course of the performance of her, his or its respective duties for a Group Company.

(g)               No facilities of a university, college, other educational institution or research center was used in the development of material Company Owned Intellectual Property. To the knowledge of the Company, no employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property, has performed services for or otherwise was under restrictions resulting from his/her relations with any government, university, college or other educational institution or research center during a period of time during which any Company Owned Intellectual Property were created or during such time that such employee, consultant or independent contractor was also performing services for or for the benefit of the Company, nor has any such Person created or developed any Company Owned Intellectual Property with any Governmental Grant.

(h)               To the Company’s knowledge, the Group Companies are not infringing, diluting, misappropriating, or otherwise violating, and have not in the past four (4) years infringed, diluted, misappropriated or otherwise violated any Intellectual Property Rights of any other Person. There is no Proceeding pending or initiated, nor to the Company’s knowledge has any Proceeding been threatened, in the past four (4) years, alleging that a Group Company has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights of any other Person. To the Company’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. To the Company’s knowledge, no present or former officer, director, employee, agent, outside contractor, or consultant of any Group Company holds any right, title or interest, directly or indirectly, in whole or in part, in or to the Company Owned Intellectual Property, except as would not reasonably be expected to be material to the Group Companies, taken as a whole.

(i)                 To the Company’s knowledge, a Group Company possesses all source code and other documentation and materials necessary to compile and operate the Company Products. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to written agreement imposing confidentiality obligations, any of the source code that is material Company Owned Intellectual Property, and, to the Company’s knowledge, no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to, result in the delivery, license or disclosure of any source code that constitutes material Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto. No Group Company is under any obligation, whether written or otherwise, to develop any Intellectual Property Rights (including any element of any Company Product) for any third party.

(j)                 Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, no Group Company accesses, uses, modifies, or links to, nor has accessed, used, modified, linked to, or created derivative works of any Public Software in a manner which would subject any Company Owned Intellectual Property to any obligations set forth in the license for such Public Software, that (i) require any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, or (ii) grant, or require any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property.

(k)               To the Company’s knowledge, the Group Companies own, lease, license, or otherwise have the legal right to use all IT Assets. Such IT Assets are sufficient in all material respects for the current needs of the Group Companies’ business. The IT Assets operate and perform, in all material respects, as required by the Group Companies. Each Group Company has taken commercially reasonable actions designed to protect the security of the IT Assets, including by implementing procedures designed to inhibit unauthorized access and the introduction of any Malicious Code. The Group Companies have implemented and maintain reasonable security, disaster recovery and business continuity plans and procedures.

(l)                 None of the proprietary software owned by any Group Company and included in the Company Owned Intellectual Property (the “Proprietary Software”) or the IT Assets owned by the Group Companies, to the Company’s knowledge, as of the date of this Agreement, contain any Malicious Code that would reasonably be expected to, materially disrupt, disable, erase or harm such Proprietary Software’s or IT Asset’s operation. To the Company’s knowledge, none of the Proprietary Software contains any bug, defect or error that (x) adversely affects the functionality or performance of such Proprietary Software or (y) fails to comply with any written contractual commitment legally binding on the Group Companies relating to the functionality or performance of such Proprietary Software, in each case (x) and (y), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m)    To the Company’s knowledge, there has been no actual or alleged data security breach, or unauthorized access to, the IT Assets which resulted in the unauthorized, use, access, deletion, modification, or corruption of any material information or material data contained therein.

(n)               No Governmental Entity has any government purpose rights in any Intellectual Property Rights of any Company Product, which could reasonably be expected to diminish the ability of the Group Companies to sell such products to a Governmental Entity or otherwise commercialize such Company Product in any material respect.

Section 3.14        Privacy.

(a)      The Group Companies and the conduct of their businesses are in material compliance with, and, since December 31, 2019, have been in material compliance with all Data Security Requirements. To the knowledge of the Company, the Transactions will not result in any liabilities in connection with any Data Security Requirements, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)               The Company has provided to SPAC true and correct copies of all material currently operative privacy policies adopted by the Group Companies in connection with their operations. To the Company’s knowledge, each Group Company has materially implemented and maintains physical and technical data security measures applicable to the Processing of Personal Information that are reasonably consistent with (i) reasonable practices in the industry in which such Group Company operates; (ii) any existing and currently effective written contractual commitment made by such Group Company that is applicable to the Processing of Personal Information; and (iii) any written public-facing policy adopted by such Group Company related to data privacy or data security, in each case of (i), (ii) and (iii) that are intended to protect the integrity, security and operations of such Group Company’s IT Assets (and data therein) against loss, theft, unauthorized access or acquisition, modification, disclosure, corruption, or other unauthorized misuse.

(c)               To the Company’s knowledge, except as would not reasonably be expected to be material to the Group Companies, taken as a whole, none of the Group Companies has received any subpoenas, demands or other notices from any Governmental Entity or other private entity investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Security Requirements and to Company’s knowledge, no Group Companies are under investigation by any Governmental Entity or other private entity for any actual or potential violation of any Data Security Requirements Law, or alleged violations of Laws with respect to Personal Information possessed by, for or on behalf of the Group Companies. No written notice, complaint, claim, enforcement action, or litigation has been served on, or, to the Company’s knowledge, initiated against any of the Group Companies alleging any material violations of any Data Security Requirements.

Section 3.15        Labor Matters; Independent Contractors.

(a)               None of the Group Companies (A) has any material Liability for any arrears of wages or other compensation (including salaries, wage premiums, commissions, fees or bonuses) to their current or former employees and independent contractors under applicable Law, Contract or Group Company policy or any penalty or other sums for failure to comply with any of the foregoing, or (B) has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice). No officer of a Group Company is under notice of termination and there are no proposals for such termination or to materially change any terms of employment of any such officer. The Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies or Merger Sub.

(b)               Since January 1, 2019, there are no, and there have been no unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company.

(c)               To the Company’s knowledge, since January 1, 2019, there are, and there have been, no actual or threatened union, works council, employee representative or similar labor organizing activities with respect to any employees of any Group Company.

(d)               No Group Company has, since January 1, 2019, incurred any material Liability with respect to any sexual harassment, discrimination or retaliation allegations and, to the Company’s knowledge, there have been no such allegations relating to executive officers or directors of any Group Company, that, if known to the public, would bring the Group Companies into material disrepute.

(e)               The Group Companies have not experienced any material employment-related Liability with respect to or arising out of any Law, Order, directive or published guidelines by any Governmental Entity in connection with or in response to COVID-19.

(f)                Except as set forth on Section 3.15(f) of the Company Disclosure Schedule, no employee or consultant of the Company has been granted the right to any special payment triggered at termination or resignation, other than (i) in accordance with the requirements of Law and (ii) in excess of three months’ salary. No employees of the Company (in their capacity as such) are represented by any labor union, or subject to any CBA or extension order, except for certain provisions from CBAs incorporated into Israeli Labor Law by an extension order (צו הרחבה) that generally apply to all employees in Israel nor, to the Company’s knowledge, are there any union organization activities pending or threatened by the Company’s employees.

(g)               The Company has complied in all material respects with all labor and social security laws, procedures and agreements, relating to employment, terms and conditions of employment and all individual or collective labor agreements and internal regulations, including without limitation, those relating to wages, hours, vacations and working conditions for its employees, equal opportunity, employment discrimination, disability, civil rights, fair labor standards, occupational safety and health, workers’ compensation, immigration, and provisions under the Prior Notice to the Employee Law, 2002, the Notice to Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Employment by Human Resource Contractors Law, 1996, the Advance Notice for Dismissal and Resignation Law, 2001, the Salary Protection Law, 1958, the Law of Increased Enforcement of Labor Laws, 2011, and wrongful discharge, and to the proper withholding and remission to the proper Tax and other authorities of all sums required to be withheld from employees under applicable Laws respecting such withholding. To the Company’s knowledge, all compensation, social benefit payments and withholding obligations of the Company to or in respect of its current and former employees for periods prior to the Effective Time have been timely and fully withheld and paid in all material respects by the Company or are properly provided for in the financial statements of the Company in accordance with IFRS.

(h)               Each Person who has provided services to the Company and was classified and treated as an independent contractor, consultant, leased employee, volunteer, or other non-employee service provider was to the Company’s knowledge properly classified and treated as such for all applicable purposes under applicable Law and would not reasonably be expected to be reclassified by any Governmental Entity as an employee of the Company. Each Contract with such Person contains provisions which state that no employer-employee relations exist between such consultant or contractor and the Company. No Company contractor and consultant or former Company contractor and consultant has issued to the Company a written notice of a claim or any other allegation that such contractor and/or consultant was not rightly classified as an independent contractor.

Section 3.16        Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty, umbrella, crime, fiduciary, employment practices, directors and officers, cyber, and other forms of insurance owned or held by any Group Company as of the date of this Agreement. Such policies, with respect to their amounts and types of coverage, are adequate to insure the Group Companies in all material respects against reasonably foreseeable material risks to which the Group Companies are exposed in the operation of their respective businesses. Except as set forth on Section 3.16 of the Company Disclosure Schedules, all such policies are in full force and effect and all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. No Group Company has received any written notice of cancellation of any such material insurance policies. To the knowledge of the Company, as of the date of this Agreement, no claim by any Group Company is pending under any such material policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Company, taken as a whole.

Section 3.17        Tax Matters.

(a)               Each Group Company has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. Each Group Company has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.

(b)               Each Group Company has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by any Group Company have been withheld and timely paid over to the appropriate Governmental Entity.

(c)               There are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against any Group Company, in respect of any material Tax, and no Group Company has been notified in writing of any material proposed Tax claims or assessments against any Group Company (other than, in each case, claims or assessments for which adequate reserves have been established).

(d)               There are no material Liens with respect to any Taxes upon any Group Company’s assets, other than Permitted Liens. No Group Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by any Group Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.

(e)               No Group Company has any Liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax law) or as a transferee or successor. No Group Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any Governmental Entity) (other than any (i) such agreement with respect to which any of the Group Companies are the only parties, or (ii) customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(f)                Any Group Company required to be registered for purposes of Israeli value added Tax is duly registered and has complied with all requirements concerning Israeli value added Tax (“VAT”).

(g)               No Group Company has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.

(h)               During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i)                 The Company is subject to certain restrictions and limitations under the Tax ruling dated (“2021 Ruling”). It is in compliance with the provisions of such ruling and has submitted a request to the Israel Tax Authority to relax certain dilution restrictions of the 2021 Restrictions that are relevant to the Transaction.

(j)             Each Group Company is in compliance in all material respects with all applicable transfer pricing laws and regulations, and the prices for any property or services provided by or to any Group Company are arm’s length prices for purposes of the applicable Laws, including Treasury Regulations promulgated under Section 482 of the Code and Section 85A to the Ordinance and the Income Tax Regulations (Determination of Market Terms) 2006 and including to the extent required, the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Group Companies.

(k)           The Company is Tax resident only in its jurisdiction of incorporation.

(l)            To the knowledge of the Company, immediately following the Closing, the Company will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

Section 3.18        Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.19       Real and Personal Property.

(a)           Owned Real Property. No Group Company owns any real property.

(b)           Leased Real Property. Section 3.19(b)(i) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased, subleased, or similarly used or occupied by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to SPAC. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty or third-party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. Except as set forth on Section 3.19(b)(ii) of the Company Disclosure Schedules, with respect to each of the Real Property Leases: (i) the possession and quiet enjoyment of the Leased Real Property by the applicable Group Company party thereto under such Real Property Lease has not been disturbed, and to the Company’s knowledge, there are no disputes with respect to such Real Property Lease; (ii) the applicable Group Company party thereto has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iii) the applicable Group Company party thereto has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein. The Leased Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Group Companies.

Section 3.20       Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between any Group Company, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company or any family member of the foregoing Persons, on the other hand (each Person identified in this clause, a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment or other similar engagement with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions.” All material transactions since the incorporation of the Company between the Company and interested parties that require approvals pursuant to Sections 268 to 284 of the Israeli Companies Law, 1999, or pursuant to the Governing Documents of the Company have been duly approved. To the Company’s knowledge, no officer or director of any Group Company: (i) has any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, (A) any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of any Group Company or (B) any other entity in any business arrangement or relationship with any Group Company; provided, however, for purposes of the foregoing clauses (A) and (B), that the ownership of securities listed on any national securities exchange representing less than 5% of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person; (ii) has any interest in any property, asset or right used by the Group Company for the business; (iii) has outstanding any Indebtedness owed to any Group Company; or (iv) has received any funds from the Group Company since the date of the Latest Balance Sheet, except for employment-related compensation received in the ordinary course of business.

Section 3.21       Compliance with International Trade & Anti-Corruption Laws.

(a)           Since January 1, 2019, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been a Sanctioned Person.

(b)           Since January 1, 2019, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, the Group Companies have been in compliance with applicable Sanctions and Trade Control Laws.

(c)           Neither the Group Companies, their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or any other Persons acting for or on behalf of any of the Group Companies has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. The Group Companies have implemented and maintained policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.

(d)           To the knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws by any Group Company and since January 1, 2019, no Group Company has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws.

(e)           Except as set forth on Section 3.21(e) of the Company Disclosure Schedule, (i) no Group Company is, or is required to be, registered with the Israeli Ministry of Defense as a security exporter, (ii) the business of the Group Companies and Merger Sub does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, marketing or export is restricted under Israeli Law, and (iii) the business of the Group Companies does not require any Group Company to obtain a license from the Israeli Ministry of Economy and/or the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974, or any other legislation regulating the development, commercialization, marketing or export of technology, and such licenses as are required have been or in the process of being obtained and are listed in Section 3.21(e) of the Company Disclosure Schedule.

Section 3.22       Customers and Suppliers.

(a)           A list of the top ten (10) customers (by revenue) of the Group Companies, as a whole, for each of the years ended December 31, 2021 and December 31, 2020 (collectively, the “Material Customers”) and the aggregate amount of consideration paid to the Group Companies by each Material Customer during such periods has been provided to SPAC. No Material Customer has expressed to any Group Company in writing, and the Company has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with a Group Company or of a material breach of the terms of any Contract with such Material Customer. No Material Customer has asserted or threatened to assert a force majeure event or anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic.

(b)          A list of the top ten (10) vendors to and/or suppliers of (by spend) of the Group Companies for each of the years ended December 31, 2021 and December 31, 2020 (collectively, the “Material Suppliers”) and the amount of consideration paid to each Material Supplier by the Group Companies during such periods has been provided to SPAC. Except as set forth in Section 3.22(b) of the Company Disclosure Schedules, no Material Supplier is the sole source of the goods or services supplied by such Material Supplier.

Section 3.23       PIPE Financing. The Company has entered into Subscription Agreements with Subscribers for the sale of the Company Ordinary Shares upon Closing for aggregate gross proceeds to the Company of at least $50,000,000. Each Subscriber has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Financing, and the Company has received representations and warranties from each Subscriber that such Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act and the comparable regulations under the ISL) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act and the comparable regulations under the ISL) and is not acquiring the Company Ordinary Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

Section 3.24       Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or first mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.25       Investigation; No Other Representations.

(a)           The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

(b)           In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV, in the Ancillary Documents to which it is or will be a party, and any certificates delivered by SPAC or an officer thereof, and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 3.26       Governmental Grants. Except as set forth in Section 3.26 of the Company Disclosure Schedule, no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company’s Intellectual Property (“Grants”). Section 3.26 of the Company Disclosure Schedules sets forth: (a) the aggregate amount of each Grant; (b) the aggregate outstanding obligations of Company under each Grant with respect to royalties or other payments; (c) the outstanding amounts to be paid to Company under the Grants by the Governmental Entity, if any; and (d) the composition of such obligations or amount by the patent, other Intellectual Property, product or product family to which it relates. Company is in material compliance with the terms and conditions of each Grant. To the Company’s knowledge, there is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any Grant.

Section 3.27       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III, THE ANCILLARY DOCUMENTS OR CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, NONE OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY AND MERGER SUB EACH EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES OR MERGER SUB THAT HAVE BEEN MADE AVAILABLE TO SPAC OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES OR MERGER SUB BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III. THE ANCILLARY DOCUMENTS, OR THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 3.27 SHALL NOT EXCUSE ANY FRAUD OR WILLFUL MISCONDUCT OF THE COMPANY.

Article IV.
REPRESENTATIONS AND WARRANTIES RELATING TO SPAC

Subject to Section 8.8, except as set forth in the SPAC Disclosure Schedules, or except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC hereby represents and warrants to the Company as follows:

Section 4.1         Organization and Qualification. SPAC is duly incorporated, validly existing as a corporation and in good standing under the Laws of Delaware. SPAC has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted in all material respects. True, correct and complete copies of the Governing Documents of SPAC have been made available to the Company, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of SPAC are in full force and effect, and SPAC is not, and at all times has not been, in breach or violation in any material respect of any provision set forth in its Governing Documents.

Section 4.2         Authority.

(a)           SPAC has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the SPAC Stockholder Approval, the execution, delivery and performance of this Agreement and the Ancillary Documents to which SPAC is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC. Except for the SPAC Stockholder Approval, no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize this Agreement or the Ancillary Documents and or SPAC’s performance hereunder or thereunder. This Agreement has been and each Ancillary Document to which SPAC is or will be a party has been or will be, upon execution and delivery thereof, duly and validly executed and delivered by SPAC and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding obligation of SPAC (assuming this Agreement has been and the Ancillary Documents to which SPAC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b)           At a meeting duly called and held, the SPAC Board has: (i) determined that this Agreement and the Transactions are fair and in the best interests of the SPAC Stockholders, (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iv) resolved to recommend to the shareholders of SPAC approval of each of the matters requiring a SPAC Stockholder Approval.

Section 4.3         Consents and Requisite Governmental Approvals; No Violations.

(a)           No Consent, Permit, approval or authorization of, or designation, declaration, filing with or notification to, any Governmental Entity is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement, except for (i) compliance with and filings and Consents under the HSR Act, if any, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger or (v) the SPAC Stockholder Approval.

(b)           Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 4.3(a), neither the execution, delivery or performance by SPAC of this Agreement nor the Ancillary Documents to which SPAC is or will be a party nor the consummation by SPAC of the transactions contemplated by this Agreement will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of the Governing Documents of SPAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect or prevent, materially delay or materially impair the ability of SPAC to consummate the Transactions.

Section 4.4         Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the SPAC Disclosure Schedules (which fees shall be the sole responsibility of SPAC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangement made by or on behalf of SPAC for which SPAC or any of its Affiliates, including Sponsor Group, has any obligation.

Section 4.5        Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6         Capitalization of SPAC.

(a)           Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares, Sponsor Group Shares and SPAC Warrants. All outstanding Equity Securities of SPAC have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of SPAC Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, if any, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth on Section 4.6(a) of the SPAC Disclosure Schedules, such Equity Securities (i) were not issued in violation of the Governing Documents of SPAC or any applicable Law and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the SPAC Shares, Sponsor Group Shares and SPAC Warrants set forth on Section 4.6(a) of the SPAC Disclosure Schedules (subject to any SPAC Stockholder Redemptions), immediately prior to Closing, there shall be no other outstanding Equity Securities of SPAC.

(b)           Except as disclosed in the SPAC SEC Reports, as set forth on Section 4.6(a) of the SPAC Disclosure Schedules, as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to in writing by the Company and SPAC, there are no outstanding (i) equity appreciation, phantom equity or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require SPAC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to in writing by the Company and SPAC, there is no obligation of SPAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any securities or Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which SPAC Stockholders may vote. Except for the Sponsor Support Agreement, Registration Rights Agreement or as otherwise as disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, SPAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC. SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

Section 4.7         SEC Filings. SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”). Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports. As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8         Trust Account.

(a)           As of the date of this Agreement, SPAC has an amount in cash in the Trust Account of at least $175,000,000. The funds held in the Trust Account are (i) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (ii) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of October 4, 2021 (the “Trust Agreement”), by and between SPAC and AST, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to the SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (x) in respect of deferred underwriting commissions or Taxes, (y) the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC or (z) if SPAC fails to complete a Business Combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since October 7, 2022, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the Transactions contemplated by this Agreement, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the SPAC Stockholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

(b)           Assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date (after disbursements in respect of deferred underwriting commissions, Taxes, and to the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC).

Section 4.9         Indebtedness. As of the date hereof, SPAC does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 4.10      Transactions with Affiliates. Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor Group), warrant holder or Affiliate of either SPAC or any member of the Sponsor Group, on the other hand (each Person identified in this clause (b), a “SPAC Related Party”). Except as set forth in Section 4.10 of the SPAC Disclosure Schedules, no SPAC Related Party (i) owns any interest in any material asset used in the business of SPAC, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of SPAC or (iii) owes any material amount to, or is owed material any amount by, SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 are referred to herein as “SPAC Related Party Transactions”.

Section 4.11       Litigation. There is (and since its incorporation, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or affecting SPAC or its assets, including any condemnation or similar Proceedings that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect. Neither SPAC nor any of its properties or assets is subject to any Order. As of the date of this Agreement, there are no material Proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.12       Compliance with Applicable Law. SPAC is (and since its incorporation, has been) in compliance with all applicable Laws, except as would not have a material adverse effect. SPAC has not received any written notice from any Governmental Entity of a violation of any applicable Law by SPAC at any time since its formation, which violation would reasonably be expected to have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 4.13        Business Activities.

(a)           Since its IPO, SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the SPAC Prospectus) for the purpose of being used in the conduct of business following its Business Combination. Except as set forth in SPAC’s Governing Documents, there is no Contract binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it (including, in each case, following the Closing).

(b)           SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, SPAC has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)           Except for this Agreement and the agreements expressly contemplated hereby or as set forth in Section 4.13(c) of the SPAC Disclosure Schedules, SPAC is and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby and Contracts set forth in Section 4.13(c) of the SPAC Disclosure Schedules).

(d)           There is no liability, debt or obligation against SPAC, except for liabilities and obligations (i) reflected or reserved for on SPAC’s consolidated balance sheet as of December 31, 2021 or disclosed in the notes thereto, (ii) that have arisen since the date of SPAC’s consolidated balance sheet as of December 31, 2021 in the ordinary course of the operation of business of SPAC, (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) that would not reasonably be expected to be, individually or in the aggregate, material to SPAC.

Section 4.14       Internal Controls; Listing; Financial Statements.

(a)           Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of the SPAC Financial Statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC Financial Statements included in SPAC’s periodic reports required under the Exchange Act.

(b)           SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c)           Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNERU”. The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNER”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNERW”. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on Nasdaq. Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement. SPAC has not received any notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the SPAC Units, SPAC Shares or SPAC Warrants from Nasdaq or the SEC.

(d)           SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(e)           Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(f)            As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.15       No Undisclosed Liabilities. Except for the Liabilities (a) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions (it being understood and agreed that the expected third-parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (a) shall be set forth on Section 4.15 of the SPAC Disclosure Schedules), (b) that are incurred in connection with or incident or related to SPAC’s incorporation or continuing corporate existence, which are immaterial in nature, (c) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (d) that are either permitted pursuant to Section 5.10(e) or incurred in accordance with Section 5.10(e) (for the avoidance of doubt, in each case, with the written consent of the Company) or (e) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.16       Tax Matters.

(a)           SPAC has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. SPAC has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.

(b)           SPAC has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by SPAC have been withheld and timely paid over to the appropriate Governmental Entity.

(c)           There are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against SPAC, in respect of any material Tax, and SPAC has not been notified in writing of any material proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves have been established).

(d)           There are no material Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.

(e)           SPAC has no Liability for the Taxes of another Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as a transferee or successor or by contract, indemnity or otherwise. SPAC is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any Governmental Entity) (other than any customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(f)            SPAC is not and has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(g)           SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.

(h)           During the two (2)-year period ending on the date of this Agreement, SPAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i)            SPAC is Tax resident only in its jurisdiction of incorporation.

(j)            SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(k)           To the knowledge of the SPAC, immediately following the Closing, the Company will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

Section 4.17       Material Contracts; No Defaults.

(a)           SPAC has filed as an exhibit to the SPAC SEC Reports all Contracts, including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.

(b)           The SPAC SEC Reports contain true, correct and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c)           Each Contract of a type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, was entered into at arm’s length. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC, and, to the knowledge of SPAC, the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) SPAC and, to the knowledge of SPAC, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) SPAC has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 4.18       Absence of Changes. Since the date of SPAC’s incorporation, (a) no SPAC Material Adverse Effect has occurred and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions and for changes resulting from or related to COVID-19 or the COVID-19 Measures, (i) SPAC has conducted its business in the ordinary course in all material respects and (ii) SPAC has not taken any action that (A) would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(b), Section 5.10(l) or Section 5.10(o) or (B) is or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

Section 4.19       Employee Benefit Plans. SPAC does not maintain, contribute to or have any obligation or liability, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than employment agreements) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider of SPAC, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which SPAC has no remaining obligations or liabilities (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of SPAC or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of SPAC to material (x) payments or (y) benefits or (z) increases in any existing payments or benefits or any loan forgiveness.

Section 4.20      Sponsor Support Agreement. SPAC has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by SPAC. The Sponsor Support Agreement is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, each other party thereto, and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of the Sponsor Support Agreement.

Section 4.21       Investment Company Act. SPAC is not an “investment company” within the meaning of the Investment Company Act.

Section 4.22      Charter Provisions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 4.23       Compliance with International Trade & Anti-Corruption Laws.

(a)           Since SPAC’s incorporation, neither SPAC nor, to SPAC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, a Sanctioned Person.

(b)           Since SPAC’s incorporation, SPAC has been in compliance with applicable Sanctions and Trade Control Laws.

(c)           Since SPAC’s incorporation, neither SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of any of SPAC has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. SPAC has implemented and maintained policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, Sanctions and Export Control Laws.

(d)           To the knowledge of SPAC, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws or Trade Control Laws by SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of any of SPAC and since its date of incorporation, SPAC has not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws or Trade Control Laws.

Section 4.24       Investigation; No Other Representations.

(a)           SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

(b)           In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III, in the Ancillary Documents to which it is or will be a party, and any certificates delivered by the Company or any officer thereof, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 4.25       Residency. SPAC is a non-Israeli resident company that has no activities in Israel, and its activity is controlled and managed outside of Israel. Each of SPAC’s directors, officers, managers and general managers are non-Israeli residents and conduct SPAC’s activity outside of Israel.

Section 4.26       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY PARTIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE ANCILLARY DOCUMENTS, AND ANY CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF, NEITHER SPAC NOR ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF. OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY PARTIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, BY THE ANCILLARY DOCUMENTS, OR THE CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB, OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV. THE ANCILLARY DOCUMENTS, OR ANY CERTIFICATE DELIVERED BY SPAC OR ANY OFFICER THEREOF, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY SPAC SEC REPORTS, OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 4.26 SHALL NOT EXCUSE ANY FRAUD OR WILLFUL MISCONDUCT OF SPAC.

Article V.
COVENANTS

Section 5.1         Conduct of Business of the Company.

(a)           From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to (i) conduct and operate the business of the Group Companies in the ordinary course of business in all material respects, consistent with past practice and in material compliance with all applicable Laws, (ii) maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, (iii) keep available the services of the present officers and Key Employees of the Company, and (iv) preserve existing relations and goodwill of the Group Companies with Material Customers, suppliers, distributors and creditors of the Group Companies.

(b)           Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except (w) as expressly contemplated by this Agreement or any Ancillary Document, (x) as required by applicable Law (including COVID-19 Measures), (y) as set forth on Section 5.1(b) of the Company Disclosure Schedules or (z) as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i)         declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of any Group Company or Merger Sub or split, reserve split, reclassify, recapitalize, repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of any Group Company or Merger Sub, other than (w) a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, (x) dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, (y) any dividends or distributions required under the Governing Documents of any joint venture of any Subsidiaries of the Company and (z) in connection with the net exercise or settlement of awards under a Company Equity Plan;

(ii)        (A) merge, consolidate, combine or amalgamate any Group Company or Merger Sub with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in the Registration Statement / Proxy Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act;

(iii)       adopt any amendments, supplements, restatements or modifications to any Group Company’s or Merger Sub’s Governing Documents;

(iv)       transfer, issue, sell, grant, pledge, or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or Merger Sub or (B) any options, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company or Merger Sub to issue, deliver or sell any Equity Securities of any Group Company, other than (x) the issuance of shares of capital stock of the Company upon the exercise of any Company Equity Award outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement, (y) the issuance of Company Equity Awards in the ordinary course of business or in accordance with the terms of employment agreements or (z) the issuance of shares of capital stock of the Company to additional Subscribers pursuant to the terms of additional Subscription Agreements entered into after the date hereof in connection with the PIPE Financing;

(v)        incur, create or assume any Indebtedness in excess of $1,000,000, other than (A) ordinary course trade payables, (B) between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (C) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancing thereof;

(vi)       make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, (B) the reimbursement of expenses of employees in the ordinary course of business and consistent with past practice, (C) prepayments and deposits paid to suppliers of any Group Company in the ordinary course of business, (D) trade credit extended to customers of the Group Companies in the ordinary course of business and (E) advances to wholly owned Subsidiaries of the Company;

(vii)      except (w) in the ordinary course of business consistent with past practice, (x) as set forth on Section 5.1(b)(vii) of the Company Disclosure Schedules, (y) as required under the existing terms of any Employee Benefit Plan or (z) as required by any applicable Law, (A) adopt, enter into, terminate or materially amend any material Employee Benefit Plan or any other benefit or compensation plan, policy, program, agreement, trust, fund or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase the compensation or benefits payable to any current or former employee, officer, director, or individual independent contractor of any Group Company whose annual base compensation exceeds $250,000, or (C) take any action to accelerate any payment, right to payment, vesting or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee, officer, director, or individual independent contractor of any Group Company under any Employee Benefit Plan;

(viii)     amend, terminate, or enter into any CBA;

(ix)        except in the ordinary course of business consistent with past practice, hire, engage, or terminate (without cause) any employee or independent contractor with annual base compensation in excess of $250,000;

(x)         implement or announce any plant closings, employee layoffs, furloughs, reductions-in-force, reduction in terms and conditions of employment, or other personnel actions that could implicate the WARN Act or other similar Israeli Law;

(xi)        make or rescind any material election relating to Taxes (other than elections made in the ordinary course of business), settle any material claim, action, suit, litigation, Proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any material amended Tax Return or surrender any claim for material refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or Tax policies or procedures;

(xii)      enter into any settlement, conciliation or similar Contract outside of the ordinary course of business the performance of which would involve the payment by the Group Companies in excess of $1,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(xiii)     authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xiv)     change any Group Company’s accounting principles or methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or IFRS;

(xv)      enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xvi)     except for entries, modifications, amendments, waivers, terminations or non-renewals, in each case, in the ordinary course of business, enter into, materially modify, materially amend, assign, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms) or any Real Property Lease;

(xvii)    fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, other than ordinary wear and tear, casualty and condemnation;

(xviii)   abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license any material Company Owned Intellectual Property to any Person or otherwise extend, amend, or modify any material Company Intellectual Property (other than in the ordinary course of business);

(xix)      sell, lease, license, encumber or otherwise dispose of any material properties or assets other than in the ordinary course of business;

(xx)       close any material facility or discontinue any material line of business or material business operations;

(xxi)      (A) suffer any Lien on or transfer, let lapse, abandon or dispose of any material Company Owned Intellectual Property or (B) license any material Company Owned Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;

(xxii)     limit the right of any Group Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or grant any exclusive or similar rights to any Person, except where such limit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of a Group Company;

(xxiii)    amend in a manner materially detrimental to the Group Companies (taken as a whole), terminate, cancel, surrender, permit to lapse or fail to renew or fail to use commercially reasonable efforts to maintain any authorization from a Governmental Entity or Permit required for the conduct of the business of any Group Company, except where the loss of such authorization or Permit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of a Group Company; or

(xxiv)    enter into any Contract to take, or cause to be taken, any of the foregoing actions set forth in clauses (i) through (xxiv), other than the entry into additional Subscription Agreements pursuant to which the Company agrees to issue and sell on the Closing Date Company Ordinary Shares as additional PIPE Financing.

(c)           Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of any Group Company or Merger Sub, (ii) the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of each of the Group Company and Merger Sub, subject to the provisions in this Section 5.1 and (iii) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company or the Company Board to be necessary or prudent for such Group Company to take in response to COVID-19 or any COVID-19 Measure shall in no event be deemed to constitute a breach of this Section 5.1; provided, however, (A) the Company shall give SPAC prior notice of any such act or omission to the extent (x) such act or omission would otherwise require consent of SPAC under this Section 5.1 and (y) the provision of such notice is reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason that such act or omission is being taken, or omitted to be taken, pursuant to clause (iii) and, in the event that it is not reasonably practicable for the Company to give such prior notice, the Company shall instead give such notice to SPAC promptly after such act or omission and (B) in no event shall clause (ii) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(vii), Section 5.1(b)(viii) or Section 5.1(b)(x).

Section 5.2          Efforts to Consummate; Litigation.

(a)           Subject to the terms and conditions herein provided, each of the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements), and (iii) using reasonable best efforts to assist in the delisting from the TASE of the Company Ordinary Shares, including approaching any relevant judicial or regulatory body in connection therewith. Without limiting the generality of the foregoing, each of the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to obtain, file with or deliver to, as applicable, as promptly as reasonably practicable any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions. Each Party shall (i) make all required filings, notifications and applications, if any, pursuant to the HSR Act and any other applicable antitrust, competition, merger control and foreign investment Laws with respect to the Transactions as promptly as reasonably practicable (and, with respect to the HSR Act, no later than ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other Law. SPAC shall promptly inform the Company of any communication between SPAC or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform SPAC of any communication between any Company Party, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, each Party and its respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other applicable antitrust, competition, merger control or foreign investment Law, or enter into any agreement with any Governmental Entity to delay or not to consummate the Transactions, except with the prior written consent of SPAC and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with SPAC’s and the Company’s prior written consent.

(b)           From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC and its Affiliates, on the one hand, and the Company Parties, on the other hand, shall give counsel for the Company Parties (in the case of SPAC) or SPAC (in the case of any Company Party), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions. Each of the Parties and its Affiliates agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Company Party, SPAC, or, in the case of SPAC, any Company Party in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, the opportunity to attend and participate in such meeting or discussion.

(c)           From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a Representative of SPAC) or, in the case of the Company and Merger Sub, any Group Company or Merger Sub or any of their respective Representatives (in their capacity as a Representative of any Group Company or Merger Sub). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of SPAC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company, any other Group Company, Merger Sub or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and its Representative(s) that are the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or its Representative(s) thereof or would otherwise constitute a SPAC Liability or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.

Section 5.3          Confidentiality and Access to Information.

(a)           The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or therein shall govern and control to the extent of such conflict.

(b)           From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the directors, officers, employee, consultants, advisors, books and records of the Group Companies, including financial information used in the preparation of the Financial Statements and in the unaudited projected financial information to be included in the Registration Statement, including the financial and commercial assumptions and inputs related thereto and information regarding buildout of the sales staff of the Group Companies including, but not limited to, projected sales personnel, salaries, commissions, and estimated revenue per person and such other related information reasonably requested by SPAC (in a manner so as to not materially interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Data Security Requirements, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or Merger Sub, on the one hand, and SPAC, any SPAC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c)           From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of SPAC (in a manner so as to not interfere with the normal business operations of SPAC). Notwithstanding the foregoing, SPAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any Evaluation Material or other information (i) if and to the extent doing so would (A) violate any Law to which SPAC is subject, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of SPAC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to SPAC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), SPAC shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if SPAC, on the one hand, and any Group Company, any Company Non-Party Affiliate, Merger Sub or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that SPAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4         Public Announcements.

(a)           None of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law (including the requirements of TASE), in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is SPAC, or SPAC, if the disclosing party is any Company Party, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith and in recognition of the obligations of the Parties to coordinate their disclosure while remaining in compliance with their respective disclosure requirements, or (B) after the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) subject to the terms of Section 5.2, to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions.

(b)           The initial press release concerning this Agreement and the transactions contemplated by this Agreement shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company shall file an immediate report to the TASE and the ISA following the Signing Filing, which the SPAC shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith, subject to the SPAC completing such review and providing such comments, if any, within the timeline that will allow the Company to comply with any applicable Law. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”), and the Company shall file an immediate report to the TASE and the ISA, in each case with the Closing Press Release and a description of the Closing as required by Securities Laws, which the SPAC shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith, subject to the SPAC completing such review and providing such comments, if any, within the timeline that will allow the Company to comply with any applicable Law. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5         Tax Matters.

(a)           Notwithstanding anything to the contrary herein, each Party shall pay its own transfer, documentary, sales, use, real property transfer, stamp, registration and other similar Taxes, fees and costs incurred in connection with this Agreement.

(b)           The Parties shall file all Tax Returns consistent with the Intended Tax Treatment and comply with the reporting requirements under Treasury Regulations Section 1.367(a)-3(c)(6), in each case, to the extent permitted by applicable Law.

(c)           If, in connection with the Transactions, the SEC requires that a Tax opinion be prepared and submitted with respect to the Tax treatment of the Transactions, SPAC shall use commercially reasonable efforts to obtain a written opinion of Tax counsel to SPAC reasonably acceptable to the Company. If such an opinion is being provided to SPAC pursuant to the prior sentence, (i) the Company agrees to deliver to such Tax counsel a representation letter in the form set forth in Section 5.5 of the Company Disclosure Schedules and (ii) SPAC agrees to deliver to such Tax counsel a customary SPAC representation letter. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb shall not be required to provide any opinion to any Party regarding the Intended Tax Treatment and Tax or legal counsel to the Company (or its Tax advisors) shall not be required to provide any Tax opinion to any Party.

(d)           Each of the Parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns and any audit or Tax Proceeding or to determine the Tax treatment of any aspect of the Transactions. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding or audit, making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder (to the extent such information or explanation is not publicly or otherwise reasonably available).

(e)           Each of the Parties hereto further acknowledges and hereby agrees that it is not a condition to the Closing that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.6         Exclusive Dealing.

(a)           The Company shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Acquisition Proposal. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Parties shall not, and shall cause the other Group Companies not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify SPAC promptly upon receipt of any Company Acquisition Proposal by any Group Company or Merger Sub, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.

(b)           From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC (or any Affiliate or successor of SPAC); (v) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a SPAC Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. SPAC agrees to (A) notify the Company promptly upon receipt of any SPAC Acquisition Proposal by SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any Person making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

Section 5.7         Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable): (a) a proxy statement (the “Proxy Statement”) to be filed with the SEC by SPAC relating to the Transaction Proposals to be submitted to the holders of SPAC Shares and Sponsor Group Shares at the SPAC Stockholders Meeting, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq and (b) a registration statement on Form F-4 (the “Registration Statement”) to be filed with the SEC by Company pursuant to which Company Ordinary Shares and Company Warrants issuable in the Merger will be registered with the SEC and that will include the Proxy Statement (such document, the “Registration Statement / Proxy Statement”), all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq. Each of SPAC and the Company shall use its commercially reasonable efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. SPAC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of the Company or SPAC to the SEC or Nasdaq in connection with the Transactions. In the event there is any Tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or its Tax advisors to provide an opinion on the U.S. federal income Tax consequences of the Merger. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) the Company shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the SPAC Stockholders and the Company Shareholders. The Company shall as promptly as reasonably practicable advise SPAC of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Company Ordinary Shares or Company Warrants for offering or sale in any jurisdiction, and the Company and SPAC shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. SPAC and the Company shall share equally in the payment of all fees in connection with the registration of Company Securities and the filing of the Registration Statement / Proxy Statement.

Section 5.8         SPAC Stockholder Approval. SPAC shall use its commercially reasonable efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the meeting of the SPAC Stockholders (the “SPAC Stockholders Meeting”) in accordance with the Governing Documents of SPAC and the DGCL, (ii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, cause the Proxy Statement contained therein to be disseminated to the SPAC Stockholders and (iii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, solicit proxies from the SPAC Stockholders to vote in accordance with the SPAC Board Recommendation, and, if applicable, any approvals related thereto, and providing the SPAC Stockholders with the Offer. SPAC shall, through approval of the SPAC Board, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the issuance of the Per Share Consideration hereunder); (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (iii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and (iv) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (iv) together, the “Transaction Proposals”); provided, that SPAC may adjourn the SPAC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Stockholders prior to the SPAC Stockholders Meeting, or (D) if holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the conditions set forth in Section 6.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Stockholders Meeting (x) more than one time following the initial date of the SPAC Stockholders Meeting as set forth in Registration Statement / Proxy Statement mailed to the SPAC Stockholders or (y) for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Termination Date. The SPAC Board Recommendation shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to change, withdraw, withhold or modify the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement (a “SPAC Change in Recommendation”).

Section 5.9         Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10       Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or as consented in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to comply with and continue performing under SPAC’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which SPAC may be a party. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law (including COVID-19 Measures), or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a)           adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of SPAC;

(b)           declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of SPAC, or repurchase, redeem (other than in connection with the Offer) or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC;

(c)           (i) merge, consolidate, combine or amalgamate SPAC with any Person (other than Merger Sub) or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(d)           split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(e)           incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any Indebtedness or other Liability other than working capital loans from the Sponsor Group in an amount not to exceed $1,000,000;

(f)            make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other Person, other than to, of, or in, SPAC;

(g)           issue, grant, sell, deliver or dispose of any Equity Securities of SPAC or securities exercisable for or convertible into Equity Securities of SPAC (including options, warrants or stock appreciation rights with respect to Equity Securities of SPAC);

(h)           enter into, renew, modify or revise any SPAC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a SPAC Related Party Transaction);

(i)            engage in any activities or business, other than activities or business (i) in connection with or incident or related to SPAC’s incorporation or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(j)            make or rescind any material election relating to Taxes settle any claim, action, suit, litigation, Proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any material amended Tax Return or surrender any claim for material refund, or make any material change in its accounting or Tax policies or procedures;

(k)           (i) commence any Proceeding that is material to the SPAC or its assets or properties or (ii) enter into any settlement, conciliation or similar Contract that would require any payment from the Trust Account or that would impose material non-monetary obligations on SPAC or any of its Affiliates (or the Company or any of its Subsidiaries after the Closing);

(l)            authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SPAC;

(m)          change SPAC’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or as required by any Governmental Entity;

(n)           enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(o)           except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Material Contract of the type described in Section 4.17 (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms);

(p)           enter into or adopt any SPAC Benefit Plan or any benefit or compensation plan, policy, program or arrangement that would be a SPAC Benefit Plan if in effect as of the date of this Agreement;

(q)           seek any approval from the SPAC Stockholders except as contemplated by the Transaction Proposals;

(r)            form any Subsidiary;

(s)           sell, assign, transfer, convey, lease, license, abandon, dedicate to the public or otherwise dispose of any material tangible assets or properties of SPAC; or

(t)            enter into any Contract to take, or cause to be taken, any of the foregoing actions set forth in clauses (a) through (s).

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of SPAC and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, SPAC from using the funds held by SPAC outside the Trust Account to pay any SPAC Expenses or SPAC Liabilities or from otherwise distributing or paying over any funds held by SPAC outside the Trust Account to Sponsor Group or any of its Affiliates, in each case, prior to the Closing.

Section 5.11       Nasdaq Listing. The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) the Company to satisfy all applicable initial listing requirements of Nasdaq; and (c) the Company Ordinary Shares and Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall pay all fees of Nasdaq in connection with the application to list and the listing of Company Securities on Nasdaq.

Section 5.12       TASE Delisting. The Company shall use reasonable best efforts to take all actions necessary or reasonably requested by SPAC to cause the Company Ordinary Shares to be delisted from TASE and to terminate its registration with ISA on or about 90 days after Closing Date.

Section 5.13       Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of SPAC pursuant to the SPAC Stockholder Redemption, (B) immediately upon Closing (as permitted by the Trustee) pay all Unpaid Company Expenses, Unpaid SPAC Expenses, and Unpaid SPAC Liabilities and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to an account designated by the Company in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.14       Transaction Support Agreements; Company Shareholder Approval; Subscription Agreements.

(a)           As promptly as reasonably practicable, SPAC shall deliver, or cause to be delivered, to the Company the Sponsor Support Agreement duly executed by each member of the Sponsor Group.

(b)           The Company shall use its commercially reasonable efforts to, as promptly as practicable, establish the record date for, duly call and give notice of, convene and hold the meeting of the Company Shareholders (the “Company Shareholders Meeting”), and, as promptly as practicable thereafter, convene and hold the Company Shareholders Meeting, in each case in accordance with the Governing Documents of the Company and the Laws of the state of Israel, at which the Company Shareholders shall vote on the Company Shareholder Proposals. The Company may adjourn the Company Shareholders Meeting, if necessary, to permit further solicitation of approvals because there are not sufficient votes to approve and adopt the Company Shareholder Proposals or because of the absence of a quorum.

(c)           The Company may not modify or waive any provisions of a Subscription Agreement without the prior written consent of SPAC; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the prior written consent of SPAC.

(d)           The Company may not amend, modify or waive any provisions of a Transaction Support Agreement, without the prior written consent of SPAC, such consent not to be unreasonably withheld, and SPAC may not amend, modify or waive any provisions of the Sponsor Support Agreement without the prior written consent of the Company.

Section 5.15       Indemnification; Directors’ and Officers’ Insurance.

(a)           To the maximum extent permitted under applicable Law and to Section 5.15(b), all rights to indemnification or exculpation now existing in favor of the directors and officers of SPAC, as provided in the Governing Documents of SPAC or otherwise in effect as of the date hereof solely with respect to any matters occurring on or prior to the Effective Time shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and the Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the Governing Documents of SPAC or other applicable agreements as in effect immediately prior to the Effective Time; provided, however, that the directors and officers to whom expenses are advanced provides an undertaking consistent with applicable Law and the terms of the Governing Documents of SPAC or applicable agreements to repay such amounts if it is ultimately determined that such Person is not entitled to indemnification. The indemnification and liability limitation or exculpation provisions of the Governing Documents of SPAC as are in effect as of the Closing shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of SPAC (the “D&O Persons”) entitled to be so indemnified, their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of SPAC immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)           The Company shall not have any obligation under this Section 5.15 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law or by the Amended and Restated Articles of Association of the Company.

(c)           For a period of six (6) years after the Effective Time, the Company shall cause the Surviving Company to maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (i.e., “tail coverage”). Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement and shall be obtained from an insurance carrier with the same or better credit rating as the current insurance carrier of SPAC and the Company with respect to directors’ and officers’ liability insurance; provided that the Surviving Company shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement and, in such event, the Surviving Company shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement.

(d)           If the Surviving Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.15.

(e)           The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the ransactions contemplated by this Agreement and shall be binding on all successors and assigns of the Surviving Company.

Section 5.16       Post-Closing Officers. The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Company immediately following the Effective Time (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.

Section 5.17       Post-Closing Contractual Obligations of SPAC. The Company agrees that it shall cause the SPAC to fulfill all of its contractual obligations that remain after the Closing under the agreements set forth on Section 5.17 of the SPAC Disclosure Schedules.

Section 5.18        PCAOB Financials.

(a)           As promptly as reasonably practicable, the Company shall deliver to SPAC the financial statements required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions (including the financial statements for the fiscal years ended December 31, 2020 and December 31, 2021). All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions, (A) will be prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes thereto) throughout the periods indicated, (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the audited financial statements of the Company, have been audited in accordance with the standards of the PCAOB. The auditor engaged to audit the audited financial statements of the Company and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

(b)           The Company shall use its commercially reasonable efforts (and taking into account of any applicable COVID-19 Measures) (i) to assist, upon reasonable advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, SPAC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.19       Amended and Restated Warrant Agreement. Immediately prior to the Effective Time, the Company, SPAC and AST shall enter into the Company A&R Warrant Agreement, (a) pursuant to which SPAC will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement and (b) that will reflect the changes to convert the SPAC Warrants into Company Warrants as set forth in Section 2.2(d).

Section 5.20       Transfer of Certain SPAC Intellectual Property.

(a)           The Company Parties acknowledge that SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative Business Combinations, including but not limited to, information concerning the business, financial condition, operations, assets and liabilities, trade secrets, know-how, technology, customers, business plans, intellectual property, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including SPAC’s and its Representatives’ internal notes and analysis concerning such information (collectively, “Evaluation Material”), and that the Evaluation Material is or may be subject to confidentiality or non-disclosure agreement. The Company Parties acknowledge they have no right or expectancy in or to the Evaluation Material. Immediately prior to the Closing, SPAC shall transfer all Evaluation Material to an entity of SPAC’s choosing for aggregate consideration of $1.00.

(b)           The Company shall have no right or expectancy in or to the name “Mount Rainier Acquisition Corp.” or any derivation thereof, the trading symbol “RNER,” SPAC’s internet domain name, or the Intellectual Property Rights therein.

Section 5.21      Non-Redemption and Support Agreements. Prior to the SPAC Stockholders Meeting, SPAC and the Sponsor Group will use commercially reasonable efforts to cause SPAC Stockholders that own SPAC Shares representing an aggregate value of not less than twenty million ($20,000,000) dollars of the sums in the Trust Account to enter into the Non-Redemption and Support Agreements.

Section 5.22       Balance Sheet. The Company shall maintain the sum of fifteen million ($15,000,000) dollars in cash on its balance sheet at all times until that certain Put and Call Agreement by and among the Company and the Sponsor Group (the “Put and Call Agreement”), in substantially the form set forth on Exhibit G hereto, shall have been terminated or the obligations of the Company thereunder have been satisfied in full.

Article VI.
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS contemplated by this Agreement

Section 6.1         Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Party for whose benefit such condition exists of the following conditions:

(a)           all applicable waiting periods (and any extensions thereof), if any, under the HSR Act with respect to the transactions contemplated by this Agreement, and any commitment to, or agreement (including any timing agreement) with, any Governmental Entity not to close the transactions contemplated by this Agreement, shall have expired or been terminated;

(b)           there shall not have been entered, issued, enacted or promulgated any Law or Order enjoining, prohibiting, restricting or making unlawful the consummation of the Transactions contemplated by this Agreement;

(c)           the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement / Proxy Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)           the Company Shareholder Approval shall have been obtained;

(e)           the SPAC Stockholder Approval shall have been obtained; and

(f)            the Company Ordinary Shares (including, for the avoidance of doubt, the Company Ordinary Shares to be issued pursuant to the Merger) shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

Section 6.2         Other Conditions to the Obligations of SPAC. The obligations of SPAC to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by SPAC of the following further conditions:

(a)           (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company Parties set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)           the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d)           at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(e)           SPAC shall have received a certificate of the secretary or equivalent officer of each of the Company Parties certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Company Parties authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions; and

(f)            The Company Board shall have adopted a resolution approving a request from the Company’s management for delisting of the Company’s Ordinary Shares on TASE and the termination of the Company’s registration with ISA, in each case only as permitted by Law.

Section 6.3         Other Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Company (on behalf of itself and Merger Sub) of the following further conditions:

(a)           (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of SPAC set forth in Article IV (other than the SPAC Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a SPAC Material Adverse Effect;

(b)           SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SPAC under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no SPAC Material Adverse Effect has occurred that is continuing;

(d)           the Aggregate Transaction Proceeds shall greater than or equal to $50,000,000;

(e)           the Company shall have received a certificate of the secretary or equivalent officer of SPAC certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the SPAC Board authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the SPAC Board adopted in connection with the Transactions;

(f)            at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company;

(g)           the Unpaid SPAC Liabilities and Unpaid SPAC Expenses shall collectively not exceed $10,000,000 without the prior written consent of the Company, being agreed that any such excess fees incurred without the Company’s prior written consent will reduce the equity consideration remaining for the Sponsor Group such that only the Sponsor Group bears such excess fees and expenses;

(h)           at or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise been removed, effective as of the Closing; and

(i)            at or prior to the Closing, SPAC shall deliver of cause to be delivered to the Company a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case in a form reasonably acceptable to the Company.

Section 6.4         Frustration of Closing Conditions. The Company Parties may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by either of the Company Party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement or use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. SPAC may not rely on the failure of any condition set forth in this Article IV to be satisfied if such failure was proximately caused by SPAC’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement or use commercially reasonable efforts to cause the Closing to occur, as required by Section 5.2.

Article VII.
TERMINATION

Section 7.1         Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of SPAC and the Company;

(b)           by SPAC, if any of the representations or warranties set forth in Article III shall not be true and correct or if either Company Party has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c)           by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, neither Company Party is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d)           by either SPAC or the Company, if the transactions contemplated by this Agreement have not been consummated on or prior to September 23, 2022 (the “Termination Date” or “Outside Date”); provided, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to September 23, 2022, the Termination Date shall be automatically extended to January 22, 2023; provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (x) either Company Party’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date or (y) a Supporting Company Shareholder’s breach of its covenants or obligations under the Transaction Support Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e)           by either SPAC or the Company, if any Governmental Entity shall have issued an Order, promulgated a Law or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; provided, that (i) the right to terminate this Agreement under this Section 7.1(e) shall not be available to SPAC if (A) SPAC’s failure to fulfill any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, such Order, Law or other action or (B) SPAC is in material breach of its covenants or obligations under this Agreement on such date and (ii) the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company if (A) a Company Party’s failure to fulfill any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, such Order, Law or other action or (B) the Company is in material breach of its obligations under this Agreement on such date;

(f)            by either SPAC or the Company if the SPAC Stockholders Meeting has been held (including any adjournment thereof), has concluded, SPAC Stockholders have duly voted and the SPAC Stockholder Approval was not obtained;

(g)           by the Company if, prior to obtaining the SPAC Stockholder Approval, the SPAC Board shall have made a SPAC Change in Recommendation or shall have failed to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement distributed to SPAC Stockholders;

(h)           by either SPAC or the Company if the Company Shareholders Meeting has been held (including any adjournment thereof), has concluded, Company Shareholders have duly voted and the Company Shareholder Approval was not obtained; or

(i)            by the Company if, prior to the SPAC Stockholders’ Meeting, (i) SPAC has received notices of SPAC Stockholder Redemptions in an aggregate amount such that the condition in Section 6.3(d) hereof may not be satisfied and (ii) the Company has notified SPAC in writing that it will not waive such condition to the obligations of the Company Parties to consummate the Transactions.

Section 7.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) the confidentiality obligation set forth in Section 5.3(a), this Section 7.2, Article I and Article VIII (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud or (ii) any Person’s Liability under any Subscription Agreement, the Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

Article VIII.
MISCELLANEOUS

Section 8.1         Non-Survival. Other than those representations, warranties and covenants set forth in Section 3.24, Section 3.25, Section 4.24 and Section 4.25, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any SPAC Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2         Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents), the Confidentiality Agreement, and any other documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of their respective Subsidiaries with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the Parties, except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement. No Party shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other Parties (including the Sponsor Group after the Closing). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8.2 shall be null and void, ab initio.

Section 8.3         Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement (including the Sponsor Group after the Closing). This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be null and void, ab initio.

Section 8.4         Notices. All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)           If to SPAC, to:

Mount Rainier Acquisition Corp.

256 W. 38th Street, 15th Floor

New York, NY 10018

Attention: Matthew Kearney

Email: matthewk@rainieracquisitioncorp.com

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154
Attention: Mitchell S. Nussbaum

E-mail: mnussbaum@loeb.com

(b)           If to the Company, to:

Hub Cyber Security (Israel) Ltd.,
17, Rothchild St., Tel Aviv, Israel

Attention:	Eyal Moshe
Email:	eyal.moshe@hubsecurity.io

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:	Ryan J. Lynch
E-mail:	Ryan.Lynch@lw.com

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention:	Michael Rosenberg
E-mail:	Michael.Rosenberg@lw.com

and

Pearl Cohen Zedek Latzer Baratz

Azrieli Sarona Tower- 53rd floor,

121 Menachem Begin Rd.

Tel-Aviv, 6701203, Israel

Attention:	Anna Moshe
Joel Stein
E-mail:	AMoshe@PearlCohen.com
JStein@PearlCohen.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The Parties acknowledge that the Company is and will remain subject to the Israel Companies Law [1999] and the regulations promulgated thereunder, and that trading of the Company Ordinary Shares will be subject to the ISL.

Section 8.6         Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and SPAC shall pay, or cause to be paid, all Unpaid SPAC Expenses and (b) if the Closing occurs, then immediately upon the Closing (as permitted by the Trustee) Company shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Expenses.

Section 8.7         Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor their respective counsels, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room located www.intralinks.com under the project name “HUB Cyber Security” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8         Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. Certain information set forth in the Company Disclosure Schedules and the SPAC Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed under this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 8.9        Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns and, except as provided in Section 5.14 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each member of the Sponsor Group shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

Section 8.10       Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11      Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12       Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, after reasonable due inquiry. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the SPAC Disclosure Schedules, after reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13       No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the transactions contemplated hereby.

Section 8.14       Extension; Waiver. The Company prior to the Closing and the Company and Sponsor Group after the Closing may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein. SPAC may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.15.

Section 8.16       Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County (or, in the event that such Proceeding, claim, demand, action or cause of action cannot be brought for jurisdiction reasons, the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17       Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.17 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.18       Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.19       Trust Account Waiver. Reference is made to the final prospectus of SPAC, filed with the SEC (File No. 333-256816) on October 5, 2021 (the “SPAC Prospectus”). Each of the Company Parties acknowledges, agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, SPAC may disburse monies from the Trust Account only in the express circumstances described in the SPAC Prospectus. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself, its stockholders, and its Affiliates that, none of the Company, its stockholders nor any of its controlled Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives or controlled Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each Company Party on behalf of itself, its shareholders and its controlled Affiliates hereby irrevocably waives any Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates). Notwithstanding the foregoing, nothing contained in this Section 8.19 shall serve to limit or prohibit (x) the Company’s right to pursue a claim against SPAC for breach for legal relief against assets held outside the Trust Account (other than distributions therefrom to Public Stockholders), for specific performance or other non-monetary relief, or (y) any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (excluding distributions therefrom directly to Public Stockholders) and any assets that have been purchased or acquired with any such funds).

* * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

Mount Rainier Acquisition Corp.

By:	/s/ Matthew Kearney
Name:	Matthew Kearney
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

RoVER Merger Sub, Inc.

By:	/s/ Eyal Moshe
Name: Eyal Moshe
Title: President

hub cyber security (israel) ltd.

By:	/s/Eyal Moshe
Name: Eyal Moshe
Title: Chief Executive Officer

By:	/s/ Dotan Moshe
Name: Dotan Moshe
Title: Chief Operating Officer

[Signature Page to Business Combination Agreement]